Execution Copy
Exhibit 10.17

MURABAHA FACILITY AGREEMENT
dated as of October 31,2005
among
TCO FUNDING CORP.,
THE TENSAR CORPORATION, LLC,
ARCAPITA INVESTMENT FUNDING LIMITED,
as Agent for TCO Funding Corp.,
AIA LIMITED,
as Agent for The Tensar Corporation, LLC,
and
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
as Agent for TCO Funding Corp.

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Schedules

Schedule 1	-	Definitions
Schedule 2	-	Representations and Warranties
Schedule 3	-	Affirmative Covenants
Schedule 4	-	Negative Covenants
Schedule 5	-	Events of Default
Schedule 6	-	Miscellaneous Provisions
Schedule 7	-	Supplemental Profit Provisions

Exhibits

Exhibit A		Form of Purchase Request
Exhibit B		Form of Purchase Confirmation
Exhibit C		Form of Purchase Offer
Exhibit D		Form of Purchase Acceptance

MURABAHA FACILITY AGREEMENT
     THIS MURABAHA FACILITY AGREEMENT, dated as of October 31, 2005 (as amended, modified, restated or supplemented from time to time, the “Agreement”), is among TCO FUNDING CORP., a Delaware corporation (“TCO”), THE TENSAR CORPORATION, LLC, a Georgia limited liability company (“Tensar”), ARCAPITA INVESTMENT FUNDING LIMITED, a Cayman Islands limited liability company (“AIFL”), AIA LIMITED, a Cayman Islands limited liability company (“AIA”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC. (“ACFS”), as agent for TCO (in such capacity, the “Agent”).
PRELIMINARY STATEMENTS
     WHEREAS, Tensar is seeking financing and other financial accommodations in the amount of $84,000,000 through a deferred payment revolving purchasing facility;
     WHEREAS, this financing is being provided to Tensar by and through TCO on the terms and subject to the conditions hereinafter set forth;
     WHEREAS, AIFL has agreed to act as the agent of TCO to facilitate the transactions contemplated hereunder;
     WHEREAS, AIA has agreed to act as the agent of Tensar to facilitate the transactions contemplated hereunder; and
     WHEREAS, ACFS has agreed to act as the Agent for TCO in connection with the transactions contemplated hereunder.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. Capitalized terms used in this Agreement (including the schedules, annexes and exhibits hereto) shall have the meanings assigned to them on Schedule 1 hereto and, to the extent not defined on Schedule 1, shall have the meanings set forth below.
     “ACFS” shall have the meaning specified in the definition of LIBOR Rate hereto.
     “Agent” shall have the meaning specified in the preamble hereto.
     “Agreed Profit” means, for any Transaction, an amount determined by TCO in accordance with this Agreement to be the sum of (i) the product of the Profit Rate multiplied by the Purchase Price of the Metals covered by such Transaction multiplied by the actual number of days from the Value Date for such Transaction to the Transaction Payment Date for such Transaction and dividing such product by 360, and (ii) the Supplemental Profit for such Transaction.

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     “Agreement” shall have the meaning specified in the preamble hereto.
     “Agreement Date” means the date as of which this Agreement is dated.
     “AIA” shall have the meaning specified in the preamble hereto.
     “AIFL” shall have the meaning specified in the preamble hereto.
     “Applicable Margin” shall mean, as of a date of determination, a percentage per annum equal to seven and one-quarter percent (7.25%).
     “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. § § 101 et seq.
     “Default Rate” shall mean a rate per annum equal to (i) the Profit Rate, plus (ii) two percent (2%).
     “Event of Default” has the meaning set forth in Schedule 5.
     “Facility” shall have the meaning specified in Section 2.1(a).
     “Letters of Undertaking” means, collectively, (i) that certain Letter of Understanding Regarding Commodities Purchases and Sales dated April 20, 2000 by and between Richmond Commodities Limited, a Cayman Islands limited liability company and AIFL and (ii) that certain Letter of Understanding Regarding Commodities Purchases and Sales dated February 14, 2002 by and between AIA and Dawnay, Day & Co., Limited, a company incorporated under the laws of England and Wales.
     “LIBOR Rate” means the rate of interest per annum equal to the posted rate for one (1) month deposits in United States dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day that is the second (2 nd ) Business Day immediately preceding the date as of which the LIBOR Rate is to be determined; provided, that if no rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by the Agent using such other indication of the prevailing LIBOR Rate as may reasonably be chosen by ACFS.
     “Metals” shall mean such metals as may be purchased by TCO for sale to, and acceptance by, Tensar from time to time in accordance with this Agreement.
     “Murabaha Documents” means, collectively, this Agreement and any and all documents or agreements, including, without limitation, acknowledgements and consents with respect thereto, assignments thereof and exhibits and schedules thereto, delivered in connection with the foregoing, each as amended or modified from time to time in accordance with the provisions thereof.
     “Murabaha Price” means, with respect to a Transaction, (i) the Purchase Price of such Metals, plus (ii) the Agreed Profit for such Transaction.

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     “Obligations” shall mean all payment and performance obligations of Tensar to TCO under this Agreement (including, in each case, any Agreed Profit, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time.
     “Payment Account” shall have the meaning assigned to that term in Section 3.1.
     “Profit Rate” means, for any Transaction, the LIBOR Rate plus the Applicable Margin.
     “Purchase Acceptance” has the meaning specified in Section 2.2(e).
     “Purchase Confirmation” has the meaning specified in Section 2.2(b).
     “Purchase Offer” has the meaning specified in Section 2.2(d).
     “Purchase Price” means, for the Metals covered by a Transaction, the total amount paid by TCO to the Supplier for such Metals, which total amount (i) shall equal 100% of the spot market price for such Metals prevailing on the Transaction Date, as reported to TCO by Supplier, plus an amount to be agreed upon between TCO and the Supplier (which amount shall not exceed $1,000 per Transaction), and (ii) shall include any value added tax, sales tax, registration or transfer tax or other similar taxes or duties (where applicable) payable by TCO on or in relation to such Transaction.
     “Purchase Request” has the meaning specified in Section 2.2(a).
     “Purchase Request” shall have the meaning specified in Section 2.2.
     “Sub-Agent” shall have the meaning specified in Section 2.1(c).
     “Supplemental Profit” shall have the meaning specified in Schedule 7.
     “Supplier” means Richmond Commodities Limited, a company formed under the laws of England and Wales, or such other metals supplier as may be agreed upon by Tensar and TCO.
     “Taxes” shall have the meaning specified in Section 3.3.
     “TCO” shall have the meaning specified in the preamble hereto.
     “Tensar” shall have the meaning specified in the preamble hereto.
     “Tensar Parties” means Tensar, Holdings, Tensar Holdings, and their respective Subsidiaries.
     “Termination Date” means April 31, 2013.
     “Transaction” shall have the meaning specified in Section 2.1(a).
     “Transaction Confirmation” has the meaning specified in Section 2.2(b).

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     “Transaction Date” means, in relation to any Transaction, the date on which Tensar and TCO exchange a Purchase Offer and Purchase Acceptance for such Transaction in accordance with Section 2.2.
     “Transaction Payment Date” has the meaning specified in Section 2.2(a).
     “Value Date” means, in relation to any Transaction, the date, which shall be a Business Day, on which the Metals covered by such Transaction are delivered by TCO to Tensar in accordance with this Agreement; provided, that, for all purposes hereunder, such date for a Transaction for Metals shall be deemed to be the date that TCO funds the applicable purchase price for the purchase of such Metals from Supplier pursuant to the terms hereof.
     Section 1.2. Rules of Interpretation. Sections 2, 3 and 4 of Schedule 1 are hereby incorporated herein by reference in their entirety.
     Section 1.3. Schedules, Annexes and Exhibits. All of the schedules, annexes and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
ARTICLE II
REVOLVING PURCHASING FACILITY
     Section 2.1. Revolving Purchasing Facility and Appointment of Agents.
     (a) Revolving Purchasing Facility. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth herein, TCO agrees to make available to Tensar financial accommodations consisting of a deferred payment revolving purchasing facility (the “Facility”) from the Agreement Date to the Termination Date, in an aggregate amount not to exceed $84,000,000 (the “Facility Amount”). The Facility shall only be used for the purchase of Metals by TCO from the Supplier at the request of Tensar and the on-sale of such Metals by TCO to Tensar (each purchase of Metals by TCO at the request of Tensar and the on-sale of such Metals by TCO being a “Transaction” and collectively referred to as “Transactions”).
     (b) Appointment of AIFL as Agent. TCO hereby appoints AIFL as its agent to deal in its name, place and stead, for the limited purpose of performing such acts as may be reasonably required in order to enter into Transactions approved by and at the risk of TCO (including without limitation any transfer of funds from any accounts needed to implement any such Transaction), in each case subject to such instructions and limitations relating thereto as TCO may provide from time to time. Subject to the limitations herein, (i) TCO authorizes AIFL to enter into Transactions covered by this Agreement, including without limitation the purchase of Metals by TCO from the Supplier and the sale of Metals by TCO to Tensar, in each case in AIFL’s own name as the agent and for the benefit of TCO, but for the account and at the sole risk of TCO, and (ii) TCO authorizes AIFL to enter into Transactions covered by this Agreement through any agent, sub-agent, sub-contractor or representative (each, a “Sub-Agent”) which may carry out all or part of the services to be provided by AIFL under this Agreement on such terms as it thinks fit, provided, however that (A) any such Sub-Agent shall be a subsidiary, associate or

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affiliate of AIFL; (B) the appointment of any such Sub-Agent shall not relieve AIFL of its obligations under this Agreement; and (C) the appointment of and performance by any such Sub-Agent shall be at the sole cost and expense of AIFL or such Sub-Agent.
     (c) Appointment of AIA as Agent. Tensar hereby appoints AIA as its agent to deal in its name, place and stead, for the limited purpose of performing such acts as may be reasonably required in order to enter into Transactions approved by and at the risk of Tensar (including without limitation any transfer of funds from any accounts needed to implement any such Transaction), in each case subject to such instructions and limitations relating thereto as Tensar may provide from time to time. For the purpose of the authority of AIA to act as the agent of Tensar, a Transaction shall be approved by Tensar upon the issuance of the Purchase Request by Tensar for the proposed Transaction, a copy of which will be provided to AIA in accordance with Section 2.2. Subject to the limitations herein, (i) Tensar authorizes AIA to enter into Transactions covered by this Agreement, including without limitation the purchase of Metals by Tensar from TCO, and the on-sale of Metals by Tensar to third parties, in each case in AIA’s own name as the agent and for the benefit of Tensar, but for the account and at the sole risk of Tensar, and (ii) Tensar authorizes AIA (and without limiting AIA’s obligations hereunder) to enter into Transactions covered by this Agreement through any Sub-Agent, which may carry out all or part of the services to be provided by AIA under this Agreement on such terms as it thinks fit, provided, however, that (A) any such Sub-Agent shall be a subsidiary, associate or affiliate of AIA; (B) the appointment of any such Sub-Agent shall not relieve AIA of its obligations under this Agreement; and (C) the appointment of and performance by any Sub-Agent shall be at the sole cost and expense of AIA or such Sub-Agent.
     (d) Appointment of Agent. TCO hereby appoints the Agent as its agent for the purpose of taking all actions, exercising all rights and giving and receiving all notices and instructions that may be taken, exercised, given or received directly by TCO hereunder (other than those referred to in Section 2.1(b)), and TCO hereby authorizes the Agent to take all such actions, to exercise all such rights and to give and receive all such notices and instructions with the same effect as if taken, exercised, given or received by TCO. All parties to this Agreement hereby acknowledge and agree to such appointment and agree to accept the actions taken by the Agent, the rights exercised by the Agent and the notices and instructions given by the Agent with the same force and effect as if taken, exercised or given by TCO.
     Section 2.2. Transactions.
     (a) Tensar may from time to time propose that TCO undertake a Transaction by presenting to TCO prior to 12:00 Noon. (New York time) at least three Business Days prior to the proposed Value Date of the requested Transaction a written request for TCO’s purchase of Metals (each a “Purchase Request”) substantially in the form of Exhibit A hereto. By copying AIA on a Purchase Request, Tensar authorizes AIA to act as agent of Tensar in the execution of the proposed Transaction, including execution of the Purchase Offer for such proposed Transaction. Each Purchase Request shall include (i) a general description of the Metals to be purchased, (ii) the total price of the Metals to be paid by TCO to the Supplier, (iii) the Value Date, which shall be at least three Business Days after the date of the Purchase Request, and (iv) the date on which the Murabaha Price is to be paid by Tensar in relation to such Transaction (the “Transaction Payment Date”). TCO and Tensar agree that the Transaction Payment Date

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for a Transaction shall occur on the last Business Day of each March, June, September and December during the term of this Agreement, commencing on December 31, 2005, and on the Termination Date; provided, however, that if any Transaction Payment Date would occur on a day that is not a Business Day, such Transaction Payment Date shall be extended to the next succeeding Business Day.
     (b) On the Value Date for a proposed Transaction and subject, in the case of the initial Transaction only, to the satisfaction of the conditions specified in Article IV and Section 3.5(b), TCO will confirm that it has purchased the Metals requested by Tensar in the relevant Purchase Request by executing and delivering to Tensar a purchase request confirmation in substantially the form of Exhibit B (the “Purchase Confirmation” a signed Purchase Request and a signed Purchase Confirmation being referred to collectively as a “Transaction Confirmation”). In each Purchase Confirmation, TCO shall (i) confirm (A) the terms on which the Metals specified in the related Purchase Request were purchased and (B) the willingness of TCO to sell such Metals to Tensar, (ii) quote the price of the Metals paid by TCO, the quantity of such Metals and the total Purchase Price for the same, and (iii) state the Murabaha Price, as computed by TCO, to be paid by Tensar on the Transaction Payment Date.
     (c) Tensar acknowledges and agrees that the obligation of TCO to arrange for the purchase, and to purchase Metals in accordance with a Transaction Confirmation, is subject to the satisfaction of all applicable conditions precedent set forth herein.
     (d) After it receives a Purchase Confirmation in accordance with Section 2.2(b), and after TCO purchases the Metals specified in such Purchase Confirmation, Tensar covenants and agrees that it shall submit to TCO an offer, substantially in the form of Exhibit C (a “Purchase Offer”), in which Tensar offers to purchase such Metals from TCO on the terms specified in the Transaction Confirmation of which such Purchase Confirmation forms a part.
     (e) On the Business Day on which TCO completes its purchase of Metals from the Supplier in accordance with this Section 2.2 and receives the Purchase Offer, TCO covenants and agrees that it shall issue to Tensar an acceptance, substantially in the form of Exhibit D (a “Purchase Acceptance”) in which TCO accepts Tensar’s offer to purchase the Metals as set forth in the Purchase Offer, subject to the satisfaction of all applicable conditions precedent set forth herein. The Murabaha Price to be paid by Tensar for such Metals and the Value Date and Transaction Payment Date specified in the Transaction Confirmation and Purchase Offer shall be confirmed by TCO in such Metals Purchase Acceptance, and Tensar hereby agrees to pay such Murabaha Price to TCO on such Transaction Payment Date.
     Section 2.3. Assignment of Warranties. TCO hereby assigns to Tensar (to the extent permitted by applicable law) any and all warranties and indemnities of, and claims against, (i) the Supplier that TCO may have in relation to any Metals purchased by TCO from the Supplier and resold to Tensar hereunder, and (ii) any dealers, manufacturers, vendors, contractors or subcontractors in relation to such Metals. If TCO is legally or contractually prohibited from assigning any such warranty, indemnity or claim, TCO hereby grants to Tensar, to the extent permitted by applicable law, its entire beneficial interest in such warranty, indemnity or claim. In consideration of the foregoing assignment of warranties, indemnities and claims, Tensar hereby waives any claims it may have against TCO in relation to the quality, quantity or other

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condition of any Metals, and acknowledges and agrees that TCO shall not be deemed to have made any representation or warranty relating to the Metals, whether arising by implication, by common law or statute or otherwise.
ARTICLE III
OTHER PROVISIONS RELATING TO THE FACILITY
     Section 3.1. Payments. On the Transaction Payment Date applicable to a Transaction, Tensar shall pay to TCO the outstanding Murabaha Price (in immediately available funds) applicable to the Metals that are the subject of such Transaction. Tensar shall make such payments to TCO before 12:00 Noon (New York time). Tensar shall make all payments owing to TCO hereunder in U.S. dollars and in immediately available funds, by depositing or otherwise wire transferring such payment into such account or accounts as may be designated from time to time by TCO for such payments (each such account, a “Payment Account”) and by the applicable required time of payment. If any amount required to be paid to TCO hereunder is not paid when due, Tensar shall pay a late fee on such amount at the Default Rate, payable on demand, from the due date for such amount to the date it is paid in full.
     Section 3.2. Termination of the Facility. The Facility shall automatically terminate on the Termination Date, unless terminated sooner in accordance with Article VII. The termination of the Facility shall not constitute a termination of this Agreement, and such termination or reduction shall not relieve Tensar of its obligation to pay all amounts due and payable hereunder as and when due in accordance with the terms hereof.
     Section 3.3. Taxes
     (a) Any and all payments by Tensar to or for the account of TCO hereunder or under any other Murabaha Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on TCO’s net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which TCO is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If Tensar shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Murabaha Document to TCO, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.3) TCO receives an amount equal to the sum it would have received had no such deductions been made, (ii) Tensar shall make such deductions and withholdings, (iii) Tensar shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Tensar shall furnish to TCO the original or a certified copy of a receipt evidencing payment thereof.
     (b) In addition, Tensar agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies that arise from any payment made under this Agreement or any other Murabaha Document or from the

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execution or delivery of, or otherwise with respect to, this Agreement or any other Murabaha Document (hereinafter referred to as “Other Taxes”).
     (c) Tensar shall indemnify TCO, within 10 days after written demand therefor, for the full amount of any Taxes or Other Taxes paid or incurred by TCO, on or with respect to any payment by or on account of any obligation of Tensar hereunder or under any other Murabaha Document (including Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Tensar by TCO or the Agent shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Taxes or Other Taxes pursuant to this Section, and in any event within 30 days of any such payment being due, Tensar shall deliver (or cause to be delivered) to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
     Section 3.4. Evidence of Obligations. AIFL shall maintain a record of all material details of each Transaction. TCO shall maintain an account on its books in the name of Tensar in which it shall record all material details of each Transaction. TCO will make reasonable efforts to maintain the accuracy of such account and to update promptly such account from time to time. TCO shall render statements regarding such account to Tensar. The entries made in such account, and the statements rendered to Tensar with respect thereto, shall be prima facie evidence of the existence and amounts of the obligations of Tensar therein recorded (and all such statements, absent manifest error, shall be conclusively presumed to be correct and accurate); provided, however, that the failure of TCO (or AIFL) to maintain such account or such records, or any error therein, shall not in any manner affect the obligation of Tensar to pay each Murabaha Price in accordance with the terms hereof and the applicable Transaction Confirmation and otherwise to pay all Obligations.
     Section 3.5. Prepayments.
     (a) Tensar may, at any time on no less than 30 days or no more than 90 days prior written notice to TCO, prepay all or any portion of the Murabaha Price for a Transaction prior to the then-scheduled Transaction Payment Date therefor (and without reduction in such Murabaha Price as a result of such prepayment). Any prepayment of the Murabaha Price must be in an amount equal to at least $500,000 or in integral multiples of $500,000 in excess thereof (or such lesser amount equal to the remaining Murabaha Price).
     (b) Tensar shall, upon the occurrence of a public offering of any Tensar Party’s securities (including, without limitation, a Qualified IPO), prepay all of the Murabaha Price for a Transaction prior to the then-scheduled Transaction Payment Date therefor (and without reduction in such Murabaha Price as a result of such prepayment).
     (c) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for TCO to enter into Transactions then TCO shall promptly notify Tensar

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thereof and, effective upon such notice, TCO’s obligation to enter into Transactions hereunder shall be suspended and the Murabaha Price shall become immediately due and payable. Upon the termination of such situation, if at all, prior to the Termination Date, the obligation of TCO to enter into Transactions hereunder shall be reinstated.
     Section 3.6. Unavailability of Funding. Tensar hereby agrees that the obligation of TCO to provide the Facility shall be subject to the ability of TCO to obtain funding to enable it to satisfy its obligations hereunder, and that if TCO at any time determines that it is unable to obtain such funding on terms acceptable to TCO, TCO shall not have any further obligation to enter into or consummate the initial Transaction hereunder (including if a Metals Transaction Confirmation or a Metals Purchase Offer has been delivered for such Transaction) until it subsequently determines that such funding is available to TCO on terms that are acceptable to TCO. Without limiting the generality of the foregoing, TCO shall expressly have no obligation whatsoever to seek to obtain any funding other than the funding arrangements that TCO has in place as of the date hereof, and a lack of availability under such funding arrangements for any reason shall excuse TCO from either any obligation to Tensar to consummate the initial Transaction hereunder following such unavailability, or any other liability relating to any such Transaction. The parties hereto acknowledge and agree that the provisions of this Section 3.6 constitute a condition precedent to TCO’s obligation to provide accommodations under the Facility for the initial Transaction.
     Section 3.7. Fees. Tensar agrees to pay an up-front fee in the total amount of $1,680,000.
     Section 3.8. Crediting Payments. The receipt of any payment item by TCO shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the applicable Payment Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Tensar shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by TCO only if it is received into the applicable Payment Account on a Business Day on or before 1:00 p.m. (New York time). If any payment item is received into the applicable Payment Account on a non-Business Day or after 1:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by TCO as of the opening of business on the immediately following Business Day.
ARTICLE IV
CONDITIONS PRECEDENT
     Section 4.1 Notwithstanding any other provision of this Agreement, TCO shall have no obligation to enter into or consummate the initial Transaction unless and until the following conditions precedent are satisfied:
     (a) executed counterparts to this Agreement;
     (b) TCO shall have received a Purchase Request in accordance with this Agreement; and

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     (c) the representations and warranties of Tensar set forth in this Agreement and the other Commodities Purchase Facility Documents shall be true, correct, and complete, in all material respects at and as of the date of the initial Transaction with the same effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.1. Representations and Warranties. In order to induce TCO to enter into this Agreement, Tensar makes the representations and warranties set forth on Schedule 2 hereto to TCO, which shall be true, correct, and complete, in all material respects, as of the Agreement Date, and at and as of the date of delivery of the initial Purchase Request, the initial Purchase Offer, the initial Transaction Date and the initial Value Date, as applicable, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
     Section 5.2. Affirmative Covenants. Tensar hereby covenants and agrees that so long as this Agreement is in effect or any amounts are payable hereunder and until all commitments hereunder shall have terminated, as follows:
     (a) Tensar shall and shall cause each of the other Tensar Parties to observe and comply with the general covenants and agreements set forth in Schedule 3 hereto.
     (b) Tensar shall, and shall cause its subsidiary to, allow TCO to designate two observers, without voting rights, who will be entitled to attend all meetings of such person’s boards of directors (including committees). Tensar shall, and shall cause its subsidiary to, give the designated observers notice of all meetings of Tensar’s or its subsidiary’s, as the case may be, boards of directors (including committee meetings) and the information provided to its respective directors. Tensar shall, and shall cause its subsidiary to, reimburse its respective observers for reasonable out-of-pocket expenses incurred by such observers in connection with its attendance at boards of directors and committee meetings.
     Section 5.3. Negative Covenants. Tensar hereby covenants and agrees that so long as this Agreement is hi effect or any amounts are payable hereunder and until all commitments hereunder shall have terminated, it shall and shall cause each of the other Tensar Parties to observe and comply with the covenants and agreements set forth in Schedule 4 hereto.
ARTICLE VI
EVENTS OF DEFAULT
     Schedule 5 is hereby incorporated herein by reference in its entirety.
ARTICLE VII
REMEDIES UPON DEFAULT

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     Upon the occurrence of any Event of Default and at any time thereafter unless and until such Event of Default has been cured, TCO may, by written notice to Tensar, take any or all of the actions specified in Schedule 5.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

if to Tensar:	The Tensar Corporation, LLC
5871 Glenridge Drive, Suite 330
Atlanta, GA 30328
Attn: Katherine Spear
Telephone: (404) 214-5375
Telecopy: (404) 214-5379

with copies to:	Arcapita, Inc.
75 Fourteenth Street, 24th Floor
Atlanta, Georgia 30309
Attention: Scott Buschmann
Telephone: (404) 920-9000
Telecopy: (404) 920-9001

and:	King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: Isam Salah
Telephone: (212) 556-2140
Facsimile: (212) 556-2222

if to TCO:	TCO Funding Corp.
c/o Global Securitization Services, LLC
445 Broad Hollow Road
Suite 239
Melville, New York 11747
Attn: Andrew Stidd
Telephone: (631) 930-7203
Facsimile: (212) 302-8767

with a copy to:	King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036

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Attention: Isam Salah
Telephone: (212) 556-2140
Facsimile: (212) 556-2222

if to AIFL:	Arcapita Investment Funding Limited
c/o Paget-Brown & Company
West Wind Building
P.O. Box 1111
Cayman Islands
B.W.I.
Attn: Mr. Sydney Coleman/
Ms. Patricia Tricarico
Telephone: (345) 949-5122
Facsimile: (345) 949-7920

with a copy to:	Arcapita Investment Funding Limited
P.O. Box 1406
Manama, Bahrain
Attn: Shahzad Iqbal
Telephone: 973-218-333
Facsimile: 973-218-217

if to AIA:	AIA Limited
c/o Paget-Brown & Company
West Wind Building
P.O. Box 1111
Cayman Islands, B.W.I.
Attn: Mr. Sydney Coleman/
Ms. Patricia Tricarico
Telephone: (345) 949-5122
Facsimile: (345) 949-7920

with a copy to:	AIA Limited
P.O. Box 1406
Manama, Bahrain
Attn: Shahzad Iqbal
Telephone: 973-218-333
Facsimile: 973-218-217

if to the Agent:	American Capital Financial Services, Inc.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Telephone:
Facsimile: (301) 654-6714

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with a copy to:	American Capital Strategies, Ltd.
2200 Ross Avenue, Suite 4500 West
Dallas, Texas 75201
Attention: Jeffrey N. MacDowell
Telephone: (214) 276-6633
Facsimile: (214) 273-6635

with a copy to:	Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attention: Charles P. Miller, Esq.
Telephone: (214) 758-1500
Facsimile No.: (214) 758-1550
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.
     Section 8.2. Right of Set-Off; Adjustments. Upon the occurrence and during the continuance of any Event of Default, TCO is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits at any time held and other Indebtedness or obligations at any time owed to Tensar by TCO against any and all of the obligations of Tensar now or hereafter existing under this Agreement or any other Murabaha Document or otherwise, irrespective of whether TCO shall have made any demand hereunder or thereunder and although such obligations may be unmatured. TCO agrees promptly to notify Tensar after any such set-off and application made by TCO; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of TCO under this Section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that TCO may have.
     Section 8. 3. Benefit of Agreement; Assignments; Registration. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided, that Tensar may not assign or transfer any of its interests and obligations hereunder without the prior written consent of TCO and any such assignment without such consent shall be null and void. TCO shall have the right, without the consent of Tensar, to appoint an agent for the exercise of any rights and obligations of TCO under this Agreement and to collaterally assign and grant a security interest in its rights hereunder and under any other documents related hereto (including under the Second Lien Guarantee and Collateral Agreement, the Mortgages and the other Security Documents) in favor of any person. Any such assignee (and its successors, assigns and agents) shall have the right to foreclose upon any such collateral assignment or security interest, and exercise all rights and remedies under the applicable documentation relating thereto, without any requirement for consent from Tensar, and Tensar agrees to fully cooperate with any such exercise of rights or remedies by any such assignee (and its successors, assigns and agents).

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     Section 8.4. No Waiver; Remedies Cumulative. No failure or delay on the part of TCO in exercising any right, power or privilege hereunder or under any other Murabaha Document and no course of dealing between TCO and Tensar shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that TCO would otherwise have. No notice to or demand on Tensar in any case shall entitle Tensar to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of TCO to any other or further action in any circumstances without notice or demand.
     Section 8.5. Expenses; Indemnification.
     (a) The provisions of Schedule 6 are hereby incorporated herein by reference in their entirety.
     (b) Save where AIFL acts in bad faith or with willful or reckless indifference to the interests of Tensar, Tensar hereby agrees to indemnify AIFL against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by AIFL (or any Sub-Agent of AIFL) as a result of the performance of its obligations hereunder or otherwise relating to this Agreement, including, without limitation, losses, costs or expenses incurred by AIFL (or any Sub-Agent of AIFL) as a result of Tensar’s failure to comply with Tensar’s obligations. For the avoidance of doubt, if AIFL (or any Sub- Agent of AIFL) is required to make any payment on account of any tax or otherwise on or in relation to any sum received or receivable by it as a result of the performance of its obligations hereunder or any liability in respect of any such payment is assumed, imposed, levied or assessed against AIFL (or any Sub-Agent of AIFL), Tensar shall, upon the demand of AIFL, promptly indemnify AIFL against such payment or liability, together with any other amounts, penalties, and expenses payable or incurred in connection therewith.
     (c) Save where AIA acts in bad faith or with willful or reckless indifference to the Interests of Tensar, Tensar hereby agrees to indemnify AIA against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by AIA (or any Sub-Agent of AIA) as a result of the performance of its obligations hereunder or otherwise relating to this Agreement, including without limitation losses, costs or expenses incurred by AIA (or any Sub-Agent of AIA) as a result of Tensar’s failure to comply with Tensar’s obligations. For the avoidance of doubt, if AIA (or any Sub-Agent of AIA) is required to make any payment on account of any tax or otherwise on or in relation to any sum received or receivable by it as a result of the performance of its obligations hereunder or any liability in respect of any such payment is assumed, imposed, levied or assessed against AIA (or any Sub-Agent of AIA), Tensar shall, upon the demand of AIA, promptly indemnify AIA against such payment or liability, together with any other amounts, penalties, and expenses payable or incurred in connection therewith.
     Section 8.6. Amendments, Waivers and Consents. Neither this Agreement nor any of

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the terms hereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, TCO and Tensar. No express or implied waiver by TCO or the Agent of any Default or Event of Default, shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.
     Section 8.7. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     Section 8.8. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     Section 8.9. Entirety. This Agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to transactions contemplated herein.

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     Section 8.10. Tax Consequences. Tensar and TCO expressly agree that, for all income tax purposes: (i) the transactions contemplated by this Agreement, together with the transactions contemplated by the Letters of Undertaking, are intended to accomplish a single transaction that is characterized as a mere financing by TCO to Tensar; (ii) the Purchase Price constitutes the principal amount of such financing; (iii) the amounts described in the definition of “Agreed Profit” and “Supplemental Profit” constitute interest or fees accrued on such financing. Tensar and TCO (and any assignee of TCO’s interest in this Agreement and any person to which a participation is granted) shall report the tax consequences of the transactions described in clause (i) of this Section 8.10 on their respective tax returns (to the extent same are required to be filed) consistently and in accordance with the intended tax treatment described in this Section 8.10.
     Section 8.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).
     Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     Section 8.13. Conflicts. To the extent that there shall exist a conflict between the terms or provisions of this Agreement, on the one hand, and the terms of any exhibit hereto that is executed and delivered in connection with a Transaction, the parties hereto expressly acknowledge and agree that the terms and provisions of this Agreement shall in all events and for all purposes be controlling.
[Signature Pages Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Murabaha Facility Agreement to be duly executed and delivered as of the date first above written.

THE TENSAR CORPORATION, LLC
By	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

TCO FUNDING CORP.
By	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	President

ARCAPITA INVESTMENT FUNDING LIMITED
By	/s/ Henry Thompson
	Name:	Henry Thompson
Title:

AIA LIMITED
By	/s/ Henry Thompson
	Name:	Henry Thompson
Title:

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as Administrative Agent
By	/s/ Jeffrey N. MacDowell
	Name:	Jeffrey N. MacDowell
	Title:	Vice President

[Signature Page to Murabaha Facility Agreement]

Execution Copy
SECOND LIEN MURABAHA RIDERS
Schedule 1
Definitions
     1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “Acquired Assets” shall mean the assets acquired by TCO from Tensar pursuant to the Asset Purchase Agreement.
     “Acquisition” shall mean the acquisition by Tensar Holdings pursuant to the Merger Agreement of all the Equity Interests in Holdings from the Sellers; the aggregate amount of consideration for the Acquisition is approximately $201,900,000 (the “Acquisition Consideration”).
     “Acquisition Cost” shall have the meaning assigned to such term in the Lease Agreement.
     “Acquisition Consideration” shall have the meaning assigned to such term in the definition of “Acquisition”.
     “Acquisition Documentation” shall mean, collectively, the Merger Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
     “Acquisition Transactions” shall mean, collectively, (a) the Acquisition, including the payment of the Acquisition Consideration, (b) the Equity Contribution, (c)(i) the consummation of the transactions contemplated by the Asset Purchase Agreement and (ii) the obtaining by Tensar of the Lease Agreement, (d) the obtaining by Tensar of the Commodities Purchase Facility, (e) the obtaining by Tensar of this Second Lien Commodities Purchase Facility, (f) the obtaining by Tensar Holdings of the Tensar Holdings Commodities Purchase Facility, (g) the repayment by Holdings and Tensar of all Existing Obligations, the termination of the Existing Credit Facility and the release of all Liens and guarantees granted in respect thereof and any other Existing Obligations, in each case in a manner satisfactory to TCO and the Agent and (h) the payment of fees and expenses incurred in connection with the foregoing.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Schedule 4, the term “Affiliate” shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified. • ..
     “Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit K pursuant to which intercompany obligations and advances owed by any Tensar Party are subordinated to the Obligations.
     “Agent” shall mean American Capital Financial Services, Inc.
Schedule 1, Defined Terms

     “Agreement” shall have the meaning assigned to such term in the preamble.
     “Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated as of October 31, 2005, among TCO and Tensar, as the same may be amended, supplemented or modified from time to time in accordance with the provisions hereof.
     “Asset Sale” shall mean the sale, lease, sub-lease, license, sub-license, sale and leaseback, assignment, conveyance, transfer, issuance or other disposition (by way of merger, casualty, condemnation or otherwise) by any Tensar Party or any of the Subsidiaries to any person (other than Tensar or any Subsidiary Guarantor) of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of any Tensar Party or any of the Subsidiaries, including Equity Interests of any person that is not a Subsidiary; provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $250,000 shall be deemed not to be an “Asset Sale” for purposes of this Agreement.
     “Benefit Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which Tensar or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3 (5) of ERISA.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City, Dallas, Texas, and Atlanta, Georgia are authorized or required by law to close; provided, however, that when used in connection with any payment to TCO or the Agent required hereunder (including with respect to all notices and determinations in connection therewith), the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” shall mean, for any period, with respect to any person, (a) the additions to property, plant and equipment and other capital expenditures of such person and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such person and its consolidated subsidiaries during such period; provided that, for purposes of determining compliance with Section 1.10 of Schedule 4, all Capital Expenditures incurred prior to October 1,2005 shall be excluded.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     A “Change in Control” shall be deemed to have occurred if (a) at any time prior to a Qualified IPO, the Permitted Holders shall fail to own directly or indirectly, beneficially and of
Schedule 1, Defined Terms

record, Equity Interests representing at least 66 2/3% of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Tensar Holdings; (b) after a Qualified IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Holders shall own directly or indirectly, beneficially or of record, Equity Interests representing either (i) more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Tensar Holdings or (ii) a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Tensar Holdings then held, directly or indirectly, beneficially and of record, by the Permitted Holders; (c) a majority of the seats (other than vacant seats) on the board of directors of Tensar Holdings shall at any time be occupied by persons who are not Continuing Directors; (d) Tensar Holdings shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in Holdings or Holdings shall fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in Tensar, in each case, free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement or by the Commodities Purchase Facility Documents); or (e) any change of control (or similar event, however denominated) with respect to any Tensar Party or any Subsidiary shall occur under and as defined in the Related Financing Documents.
     “Collateral” shall mean all property and assets of the Tensar Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.
     “Commodities Purchase Agreement” shall mean the Working Capital Murabaha Facility Agreement, dated as of the Effective Date, by and between Tensar Holdings, Tensar, TCO Funding Corp., and Credit Suisse, as administrative agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     “Commodities Purchase Facility Documents” shall mean the Commodities Purchase Agreement and all other instruments, agreements and other documents evidencing or governing the foregoing or providing for any Guarantee, Lien or other right in respect thereof, including the Reimbursement Letter and the Security Documents, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     “Commodities Purchase Facility” shall mean the working capital Murabaha facility provided for in the Commodities Purchase Agreement.
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Tensar dated October 2005.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Financing Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (including but not limited to any amortized obligation discount, amortized administrative expense and amortized hedging transaction expense), (iv) the
Schedule 1, Defined Terms

adjustments set forth on Annex l(c) to Schedule 1, (v) management fees paid to the Sponsor for such period to the extent permitted by Section 1.07 of Schedule 4 not to exceed $1,000,000 per fiscal year, (vi) the amount of the Earnout Payment to the extent paid in cash and not to exceed $3,000,000, (vii) any reduction to Consolidated Net Income as a result of extraordinary losses, and (viii) any non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (viii) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(viii) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period to determine the Leverage Ratio or the First Lien Leverage Ratio, (A) the Consolidated EBITDA of any Acquired Entity acquired by Tensar or any Subsidiary during such period pursuant to a Permitted Acquisition which has Consolidated EBITDA in excess of $500,000 for such period, shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Financing Obligations in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of during such period by Tensar or any Subsidiary which has Consolidated EBITDA in excess of $500,000 for such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Financing Obligations in connection therewith occurred as of the first day of such period).
     “Consolidated Financing Expense” shall mean, for any period, the sum of (a) rent or profit expense or the Rental Rate portion of rent of Tensar Holdings and its Subsidiaries for such period (including all Agreed Profit, Supplemental Profit and the Rental Rate portion of Rent payable, agreed profit under the Second Lien Commodities Purchase Agreement and all commissions, discounts and other fees and charges owed by Tensar and the Subsidiaries with respect to Guarantee Obligations under the Reimbursement Letter; letters of credit and bankers’ acceptance financing), in each case determined on a consolidated basis in accordance with GAAP, plus (b) any profit expense or the rental rate portion of any rent of Tensar or any Subsidiary that is required to be capitalized rather than expensed for such period in accordance with GAAP, plus (c) any other similar expense under GAAP.
     “Consolidated Fixed Charges” shall mean, for any period, without duplication, the sum of (a) Consolidated Financing Expense for such period paid in cash, (b) the aggregate amount of scheduled Acquisition Cost payments in respect of the Leased Assets or scheduled payments (whether or not made) during such period to reduce the unpaid stated amount in respect of long term Financing Obligations (including Capital Lease Obligations and Synthetic Lease Obligations, but excluding payments applied to Purchase Price under the Commodities Purchase Facility) of Tensar and its Subsidiaries (other than payments made by Tensar or any of its Subsidiaries to Tensar or another Subsidiary), (c) Capital Expenditures for such period, less Capital Expenditures incurred in connection with the new BX geogrid manufacturing line in Morrow, Georgia, and (d) the aggregate amount of Taxes paid in cash (net of refunds received
Schedule 1, Defined Terms

with respect to such Taxes) payable by Holdings and its Subsidiaries during such period in accordance with Section 1.06(iii)(y) of Schedule 4.
     “Consolidated Net Income” shall mean, for any period, the net income or loss of Tensar Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP;provided that there shall be excluded (a) the income of any Subsidiary of Tensar to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of any agreement, instrument, or Requirement of Law applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary of Tensar or is merged into or consolidated with Tensar or any of its Subsidiaries or. the date that such person’s assets are acquired by Tensar or any of its Subsidiaries, (c) the income of any person (other than a Subsidiary of Tensar) in which any other person (other than Tensar or a wholly owned Subsidiary of Tensar or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to Tensar or a wholly owned Subsidiary thereof by such person during such period, (d) any gains attributable to sales of assets out of the ordinary course of business and (e) the Consolidated Net Income of the Merex Companies shall be excluded.
     “Contech Agreement” shall mean the Amended and Restated National Sales and Marketing Agreement, dated as of January 1, 2002, between Contech Construction Products Inc. and Tensar.
     “Continuing Directors” shall mean, at any time, any member of the board of directors of Tensar Holdings who (a) was a member of such board of directors on the Effective Date, after giving effect to the Acquisition, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of Tensar and its Subsidiaries.
     “Current Liabilities” shall mean, at any time, the consolidated current liabilities of Tensar and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Financing Obligations and (b) outstanding obligations with respect to Murabaha Price under the Commodities Purchase Agreement.
     “Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.
     “dollars” or “$” shall mean lawful money of the United States of America.
Schedule 1, Defined Terms

     “Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Earnout Payment” shall mean any additional payment required to be made to Dr. Nathaniel Fox pursuant to the Stock Purchase Agreement, dated as of July 31, 2002, between Nathaniel Fox and Michael Fox, as sellers, and Tensar and Holdings, as buyers, pertaining to the purchase of the stock and business of Geopier Foundation, Inc. and Geotechnical Reinforcement Company, Inc. (the “Geopier Agreement”) in an amount equal to 50% of the amount by which the combined “EBITDA” (as defined in the Geopier Agreement) of Geopier Foundation Company, Inc., a Georgia corporation, and Geotechnical Reinforcement Company, Inc., a Georgia corporation, for the fiscal year 2005 exceeds $3,498,012.50.
     “Effective Date” shall mean the date of this Agreement.
     “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case relating to protection of the environment, natural resources, human health and safety or the presence, Release of, threatened Release, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages remediation costs, legal fees and consulting costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” shall mean any Permit under Environmental Law.
     “Equity Contribution” shall mean, collectively, (a) the contribution by the Sponsor and certain other investors acceptable to Tensar Holdings and the Administrative Agent of at least $121,300,000, other than up to $7,700,000 of such contribution which may be in the form of rollover equity of management, to Tensar Holdings as common equity, preferred equity and/or subordinated shareholder loans having terms reasonably satisfactory to Tensar Holdings and the Administrative Agent and (b) the contribution by Tensar Holdings of the amount so received in clause (a) to Holdings in cash in exchange for the issuance to Tensar Holdings of all the common stock of Holdings and (c) the contribution by Holdings of the amount so received in clause (b) to Tensar in cash in exchange for the issuance to Holdings of all the membership interests of Tensar.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in
Schedule 1, Defined Terms

any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.
     “Equity Issuance” shall mean any issuance or sale by Tensar Holdings of any Equity Interests of Tensar Holdings, or the receipt by Tensar Holdings of any capital contribution, except in each case for (a) any issuance of directors’ qualifying shares and (b) sales or issuances of common stock of Tensar Holdings to management or employees of Tensar Holdings, Tensar or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time in the ordinary course of business.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Tensar, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by Tensar or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of Tensar or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by Tensar or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by Tensar or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Tensar or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which Tensar or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Tax Code) or with respect to which Tensar or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of Tensar or any Subsidiary.
     “Event of Default” shall have the meaning assigned to such term in Schedule 5.
     “Excess Cash Flow” shall mean, for any fiscal year of Tensar Holdings, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of
Schedule 1, Defined Terms

such fiscal year over (b) the sum, without duplication, of (i) the amount of any Taxes payable (net of refunds received with respect to such Taxes in such fiscal year) in cash by Tensar and its Subsidiaries with respect to such fiscal year, (ii) Consolidated Financing Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash in accordance with Section 1.10 of Schedule 4 during such fiscal year, except to the extent financed with the proceeds of Financing Obligations, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Financing Obligations (other than mandatory prepayments of Acquisition Cost pursuant to the terms hereof) permitted hereunder made by Tensar and its Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be redrawn and do not occur in connection with a refinancing of all or any portion of such Financing Obligations and (v) the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year.
     “Excluded Foreign Subsidiaries” shall mean, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.
     “Existing Credit Facility” shall mean the credit facility of Holdings under the Second Amended and Restated Credit Agreement dated as of December 22, 2004, among Holdings, certain subsidiaries of Tensar, General Electric Capital Corporation, as a lender and as agent for all lenders, and the other lenders party thereto.
     “Existing Obligations” shall mean the (i) the Existing Credit Facility, (ii) the Mezzanine Credit Agreement, dated as of December 22, 2004, among Tensar, certain subsidiaries of Tensar and the lenders named therein and (iii) the PIK Notes issued pursuant to the PIK Note Purchase Agreement, dated as of December 22, 2004, as amended, among Tensar, Tensar Sub-Holdings, Inc., Merrill Lynch PCG, Inc., American Capital Strategies, Ltd. and Stark Event Trading Ltd.
     “Event of Loss” shall have the meaning assigned to such term in the Lease Agreement.
     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “Financing Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Financing Expense for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.
     “Financing Obligations” of any person shall mean, without duplication, (a) all obligations of such person in respect of any financing, including for borrowed money (including Acquisition Cost, any Purchase Price and any Unpaid Reimbursement Obligations) or with respect to deposits or advances of any kind or under any other Murabaha arrangements or Ijara arrangements, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such
Schedule 1, Defined Terms

person in respect of the deferred purchase price of property or services (other than current trade accounts payable incurred in the ordinary course of business), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests in such person, (f) all Financing Obligations of others secured by (or for which the holder of such Financing Obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Financing Obligations secured thereby has been assumed, (g) all Guarantees by such person of Financing Obligations of others, (h) all Capital Lease Obligations or Synthetic Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances. The Financing Obligations of any person shall include the Financing Obligations of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in, or other relationship with, such other person, except to the extent the terms of such Financing Obligations provide that such person is not liable therefor. For the avoidance of doubt, it is the intention of the Tensar Parties to incur only financing obligations acceptable under Islamic Shari’ah principles.
     “First Lien Leverage Ratio” shall mean, on any date, the ratio of (a) Total Obligations with respect to this Agreement and the Lease Agreement on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.
     “Fixed Charge Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Fixed Charges for such period, taken as one accounting period.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “GAAP” shall mean generally accepted accounting principles in the United States.
     “Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any person (the “guarantor”) shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Financing Obligations or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Financing Obligations or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such
Schedule 1, Defined Terms

Financing Obligations or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Financing Obligations or other obligation of the payment of such Financing Obligations or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Financing Obligations or other obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Financing Obligations or obligation or (v) to otherwise assure or hold harmless the owner of such Financing Obligations or other obligation against loss in respect thereof; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guarantee and Collateral Agreement” shall mean the Second Lien Guarantee and Collateral Agreement in the form of Exhibit O, to be executed and delivered by Tensar Holdings, Holdings, Tensar and each Subsidiary which provides a guarantee in respect of the Obligations or the Lease Obligations.
     “Guarantors” shall mean Tensar Holdings, Holdings and the Subsidiary Guarantors.
     “Hazardous Materials” shall mean any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requires removal, remediation or reporting under any Environmental Law, including petroleum (including crude oil or fraction thereof), petroleum products or byproducts asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.
     “Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, futures or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of any Tensar Party or any Subsidiary shall be a Hedging Agreement. For the avoidance of doubt, it is the intention of the Tensar Parties to incur only such Hedging Agreements as are acceptable under Islamic Shari’ah principles.
     “Holdings” shall mean The Tensar Corporation, a Delaware corporation.
     “Indemnitee” shall have the meaning assigned to such term in Section 2(b) of Schedule 6
     “Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Intellectual Property Security Agreement” shall mean all Intellectual Property Security Agreements to be executed and delivered by the Tensar Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement.
Schedule 1, Defined Terms

     “Intercreditor Agreement” shall mean the Tensar Intercreditor Agreement substantially in the form of Exhibit J.
     “Investments” shall have the meaning assigned to such term in Section 1.04 of Schedule 4.
     “Lease Agreement” shall mean the Lease and License Financing and Purchase Option Agreement dated as of the Effective Date by and among Tensar Holdings, Tensar, TCO and Credit Suisse, as administrative agent, as the same may be amended, supplemented, or modified from time to time in accordance with the provisions thereof.
     “Lease Documents” shall mean the Lease Agreement, the Asset Purchase Agreement, the Call Option Letter, the Put Option Letter, the Tax Matters Agreement, the Supplemental Agreement and the Security Documents and all other instruments, agreements and other documents evidencing or governing the foregoing or providing for any Guarantee, Lien or other right in respect thereof, as the same may be amended, supplemented or otherwise modified from time to time.
     “Lease/Purchase Facilities Documents” shall mean, collectively, the Lease Documents and the Commodities Purchase Facility Documents.
     “Lease Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement and the other Security Documents.
     “Leverage Ratio” shall mean, on any date, the ratio of (a) Total Obligations on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean a material adverse condition or material adverse change in or materially affecting (a) the business, assets, liabilities, operations or condition (financial or otherwise) or operating results of the Tensar Parties and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Second Lien Commodities Purchase Facility Documents or the rights and remedies of TCO or the Agent thereunder; provided that for purposes of any representation or warranty provided by any Tensar Party on the Effective Date, a Material Adverse Effect shall not include (A) a downturn in general economic, business or regulatory conditions or other changes therein, (B) effects or changes that are generally applicable to the industries and markets in which the Tensar Parties or the Subsidiaries operate, provided that such changes do not disproportionately affect the Tensar Parties or the Subsidiaries
Schedule 1, Defined Terms

or their business, (C) changes in the United States or world financial markets, (D) effects arising from war or terrorism or (E) effects directly or primarily arising out of the execution or delivery of the Merger Agreement or the transactions contemplated thereby or the public announcement thereof.
     “Material Obligations” shall mean (i) all Financing Obligations of Tensar with respect to any Lease Document, any Commodities Purchase Facility Document or any Tensar Holdings Commodities Purchase Facility Documents and all (ii) Financing Obligations (other than the Financing Obligations described in clause (i) and the Obligations of the Tensar Parties under the Second Lien Commodities Purchase Facility Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Tensar Parties or the Subsidiaries in an aggregate principal amount exceeding, in the case of clause (ii), $2,500,000. For purposes of determining Material Obligations, the “principal amount” of the obligations of the Tensar Parties or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) such Tensar Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
     “Material Subsidiary” shall mean any Subsidiary which meets any of the following conditions: (i) Tensar Holdings’ and its other Subsidiaries’ investments in and advances to such Subsidiary exceed five percent of the total assets of Tensar Holdings and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the total assets of such Subsidiary exceed five percent of the total assets of Tensar Holdings and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary exceeds five percent of such income of Tensar Holdings and its Subsidiaries consolidated for the most recently completed fiscal year.
     “Merex Companies” shall mean Merex E.A. Company Limited, a Taiwan company limited by shares, and Merex Limited, a United Kingdom company.
     “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of September 13, 2005, by and between Tensar Holdings and Holdings.
     “Metals Transaction” shall have the meaning assigned to such term in the Second Lien Commodities Purchase Facility Agreement.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Mortgaged Properties” shall mean, initially, each parcel of real property and the improvements thereto owned or leased by a Tensar Party and specified on Annex l(d) to this Schedule 1, and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 1.09 or 1.10 of Schedule 3.
     “Mortgages” shall mean the fee or leasehold mortgages or deeds of trust, assignments of leases and rents and other security documents granting a Lien on any Mortgaged Property to secure the Obligations, each in the form of Exhibit I-1 or Exhibit I-2, as the case may be, with such changes as shall be advisable under the law of the jurisdiction in which such Mortgage is to
Schedule 1, Defined Terms

be recorded and as are reasonably satisfactory to TCO and the Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “NAG” shall mean North American Green, Inc., an Indiana corporation.
     “NAG Sale-Leaseback” shall mean the substantially concurrent purchase by NAG of the manufacturing facility and land located at 5315 Cynthiana Road, St. Wendell, Posey County, Indiana (the “NAG Facility”) pursuant to the terms of the lease agreement entered into by and between Dan Koester Properties, Inc., an Indiana corporation, and NAG dated as of September 24, 2004, and the sale of such NAG Facility to a non-Affiliate third party and the subsequent (and substantially concurrent) lease back from such non-Affiliate third party.
     “Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable and customary broker’s fees or commissions, legal fees, transfer and similar taxes incurred by the Tensar Parties and the Subsidiaries in connection therewith and Tensar’s good faith estimate of income taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) all payment obligations on any Financing Obligation which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than (x) any such Financing Obligations assumed by the purchaser of such asset and (y) any Financing Obligations under the Second Lien Commodities Purchase Facility Documents); provided, however, that, if (x) Tensar delivers a certificate of a Financial Officer of Tensar to TCO and the Agent at the time of receipt thereof setting forth Tensar’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Tensar and the Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Financing Obligations or any Equity Issuance, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by the Tensar Parties and the Subsidiaries in connection therewith.
     “Netlon License” shall mean the Consolidated Tensar License Agreement, dated June 24, 1999, by and between the Netlon Group Limited and Tensar, relating to the manufacture, sale and use of integral polymeric grid materials or integral polymeric mesh materials in Canada, the
Schedule 1, Defined Terms

United States, Central and South America, and all of the islands of the Caribbean Sea, as amended.
     “Obligations” shall have the meaning assigned to the term “Working Capital Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.
     “Patriot Act” shall mean Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate substantially in the form of Exhibit N or any other form approved by TCO and the Agent.
     “Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.
     “Permitted Acquisition” shall mean the acquisition by Tensar or any of its Subsidiaries of all or substantially all the assets of a person or line of business of such person, or all of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be a going concern; (ii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; and (B) Tensar would be in compliance with the covenants set forth in Sections 1.11 and 1.13 of Schedule 4 and the Leverage Ratio would be at least 0.25 to 1.0 less than the maximum Leverage Ratio then permitted under Section 1.12 of Section 4 at such time, in each case as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Sections 1.04(a) and (b) of Schedule 3 were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Financing Obligations in connection therewith) had occurred as of the first day of such period; and (C) after giving effect to such acquisition, Tensar would be able to enter into a Metals Transaction pursuant to the Commodities Purchase Facility for not less than $10,000,000; (iii) none of the Tensar Parties or the Subsidiaries shall incur or assume any Financing Obligations in connection with such acquisition, except as permitted by Section 1.01 of Schedule 4, and (iv) Tensar shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 1.09 and 1.10 of Schedule 3 and the Security Documents.
     “Permitted Holders” shall mean the Sponsor and each of the persons identified on Annex 1 (a) to this Schedule 1.
     “Permitted Investments” shall mean:
Schedule 1, Defined Terms

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of Credit Suisse or any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
     (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;
     (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and
     (g) short-term shari’ah compliant investments of a type analogous to the foregoing and reasonably acceptable to the Agent.
     “Permitted Lien” shall mean, with respect to Pledged Collateral, Liens created by the Guarantee and Collateral Agreement and, with respect to all other Collateral, Liens permitted to be prior to the Lien created by the Guarantor and Collateral Agreement by Section 1.02 of Schedule 4.
     “Permitted Refinancing Obligations” shall mean Financing Obligations issued or incurred (including by means of the extension or renewal of existing Financing Obligations) to refinance, refund, extend, renew or replace existing Financing Obligations (“Refinanced Obligations”); provided that (a) the stated amount of such refinancing, refunding, extending, renewing or replacing Financing Obligations is not greater than the stated amount of such Refinanced Obligations plus the amount of any rent, profit, premiums or penalties and accrued and unpaid amounts paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Financing Obligations has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Obligations, (c) if such Refinanced Obligations or any Guarantees thereof are subordinated to the
Schedule 1, Defined Terms

Obligations, such refinancing, refunding, extending, renewing or replacing Financing Obligations and any Guarantees thereof remain so subordinated on terms no less favorable to TCO or the Agent, (d) the obligors in respect of such Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding extending, renewing or replacing Financing Obligations and (e) such refinancing, refunding, extending, renewing or replacing Financing Obligations contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of Tensar to be no less favorable to Tensar, the applicable Subsidiary, TCO or the Agent in any material respect than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Obligations.
     “person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Pledged Securities” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Qualified IPO” shall mean an underwritten initial public offering of common stock of (and by) Tensar Holdings pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, which initial public offering results in gross cash proceeds to Tensar Holdings of $100,000,000 or more.
     “Real Property” shall mean all Mortgaged Property and all other real property owned or leased from time to time by the Tensar Parties and the Subsidiaries.
     “Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of any Tensar Party or any Subsidiary; provided that any such settlement or payment having a value not in excess of $250,000 and anything constituting an Event of Loss shall be deemed not to be a “Recovery Event” for purposes of this Agreement.
     “Regulation T” shall mean Regulation T of the Board as from tune to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Financing Documents” shall mean the Lease Documents, the Commodities Purchase Facility Documents and the Tensar Holdings Commodities Purchase Facility Documents.
Schedule 1, Defined Terms

     “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.
     “Release” shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure, facility or fixture.
     “Rent” shall have the meaning assigned to such term in the Lease Agreement.
     “Rental Rate” shall have the meaning assigned to such term in the Lease Agreement.
     “Requirement of Law” shall mean as to any person, the governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its Real Properly or personal property or to which such person or any of its property of any nature is subject.
     “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
     “Restricted Obligations” shall mean Financing Obligations of any Tensar Party or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 1.09(b) of Schedule 4.
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Tensar Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in any Tensar Party or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Tensar Party or any Subsidiary.
     “Restricted Stock Purchase Program” shall mean the Tensar Holdings, Inc. 2005 Stock Incentive Plan, and any successor plan thereto containing substantially similar terms and provisions.
     “S&P” shall mean Standard & Poor’s Ratings Group, Inc., a division of McGraw Hill, Inc.
     “Second Lien Commodities Purchase Facility” shall mean the second lien Murabaha facility, provided for in this Agreement.
     “Second Lien Commodities Purchase Facility Documents” shall mean this Agreement and all other instruments, agreements and other documents evidencing or governing the Second Lien Commodities Purchase Facility or providing for any Guarantee or other right in respect
Schedule 1, Defined Terms

thereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     “Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements and each of the other security agreements, pledges, mortgages, consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 1.09 or 1.10 of Schedule 3.
      “Sellers” shall mean KRG Capital Partners and the other shareholders, warrant holders and holders of stock options of Holdings immediately prior to the consummation of the Transactions.
     “Split Dollar Insurance Documents” shall mean each of the three Split Dollar Termination Agreements, dated as of December 30, 2003, between Tensar Earth Technologies, Inc. and Holdings, and each of Phillip D. Egan, Gale D. Sanders and Robert F. Vevoda, respectively, as in effect on the Effective Date.
     “Sponsor” shall mean Arcapita Inc.
     “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, in either case, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” shall mean any subsidiary of Tensar Holdings unless otherwise specified.
     “Subsidiary Guarantor” shall mean, initially, each Subsidiary of Tensar specified on Annex l(b) of this Schedule 1 and, at any time thereafter, shall include each other Subsidiary of Tensar that is not an Excluded Foreign Subsidiary.
     “Synthetic Lease Obligations” shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Financing Obligations of such person (without regard to accounting treatment).
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Tensar Party or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than any Tensar Party or any Subsidiary of any Equity Interest or Restricted Obligations or (b) any payment (other than on account of a purchase by it permitted hereunder of
Schedule 1, Defined Terms

any Equity Interest or Restricted Obligations) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Obligations; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Tensar Party or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
     “Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings (including interest, fines, penalties or additions to tax) imposed by any Governmental Authority.
     “TCO” shall mean TCO Funding Corp., a Delaware corporation.
     “Tensar” shall mean The Tensar Corporation, LLC, a Georgia limited liability company.
     “Tensar Holdings” shall mean Tensar Holdings, Inc. a Delaware corporation.
     “Tensar Holdings Commodities Purchase Agreement” shall mean the Tensar Holdings Murabaha Agreement, dated as of the Effective Date, by and between Tensar Holdings and TCH Funding Corp., as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     “Tensar Holdings Commodities Purchase Facility” shall mean the commodities purchase facility available to Tensar Holdings pursuant to the Tensar Holdings Commodities Purchase Agreement.
     “Tensar Holdings Commodities Purchase Facility Documents” shall mean the Tensar Holdings Commodities Purchase Agreement and all other instruments, agreements and other documents evidencing or governing the Tensar Holdings Commodities Purchase Facility or providing any right in respect thereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     “Tensar Holdings Subordination Agreement” shall mean the Tensar Holdings Subordination and Intercreditor Agreement to be executed by Tensar Holdings, TCH Funding Corp., TCO and the other persons party thereto, on the Effective Date, substantially in the form attached hereto as Exhibit L.
     “Tensar Parties” shall mean Tensar Holdings, Holdings, Tensar and each Subsidiary that is or becomes a party to a Lease Document or a Second Lien Commodities Purchase Facility Document.
     “Total Obligations” shall mean, at any time, the aggregate amount of Financing Obligations of Tensar Holdings and its Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP and, without duplication and regardless of GAAP, the aggregate amount of Financing Obligations consisting of Acquisition Cost under the Lease Documents and
Schedule 1, Defined Terms

Murabaha Price or Unpaid Reimbursement Obligations (in each case, excluding Agreed Profit) under the Commodities Purchase Facility Documents and the Second Lien Commodities Purchase Facility Documents, but excluding Financing Obligations of Tensar Holdings under the Tensar Holdings Commodities Purchase Agreement,
     “Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Tensar Parties of the Second Lien Commodities Purchase Facility Documents and the Related Financing Documents to which they are a party, (b) the granting of Liens pursuant to the Second Lien Commodities Purchase Facility Documents and the Related Financing Documents, (c) the Acquisition and the other Acquisition Transactions and (d) any other transactions related to or entered into in connection with any of the foregoing.
     “UCC” shall mean the Uniform Commercial Code.
     “wholly owned subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person; a “wholly owned Subsidiary” shall mean any wholly owned subsidiary of Tensar, unless otherwise noted.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     2. Terms Generally. The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Second Lien Commodities Purchase Facility Document or any other agreement, instrument or document in this Agreement shall mean such Second Lien Commodities Purchase Facility Document or other agreement, instrument or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Tensar notifies TCO and the Agent that Tensar wishes to amend any covenant in Schedule 4 or
Schedule 1, Defined Terms

any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if TCO or the Agent notifies Tensar that it wishes to amend Schedule 4 or any related definition for such purpose), then Tensar’s compliance with such covenant shall be determined on the basis of GAAP without giving effect to the relevant change in GAAP, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Tensar, TCO and the Agent. For purposes of GAAP, references herein to “Rental Rate”, “Agreed Profit” or “Financing Expense” shall be treated as interest and “Acquisition Cost” and “Purchase Price” shall be treated as indebtedness.
     3. Pro Forma Calculations. All pro forma calculations permitted or required to be made by Tensar or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of Tensar as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions reasonably acceptable to TCO and the Agent.
     4. Shari’ah Principles. For the avoidance of doubt, although it is the intention of the Tensar Parties not to enter into any Hedging Agreement or incur any indebtedness, or enter into other financing transaction that is not acceptable under Islamic Shari’ah principles, all defined terms hereunder shall include all relevant transactions of the Tensar Parties, whether or not such transactions are found to be Shari’ah compliant.
Schedule 1, Defined Terms

Execution Copy
Schedule 2
Representations and Warranties
     Tensar Holdings and Tensar jointly and severally represent and warrant to TCO and the Agent that:
     SECTION 1.01. Organization; Powers. Each of Tensar Holdings and Tensar (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Second Lien Commodities Purchase Facility Documents, the Related Financing Documents the Acquisition Documentation and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, to enter into this Agreement, to buy and sell metals and enter into the Reimbursement Letter, and to grant the Liens contemplated to be granted by it under the Security Documents.
     SECTION 1.02. Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) do not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Tensar Party or any Subsidiary, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture, agreement or other instrument to which any Tensar Party or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Tensar Party or any Subsidiary (other than Liens created under the Security Documents or the security documents with respect to the Lease Agreement and the Commodities Purchase Facility).
     SECTION 1.03. Enforceability. This Agreement has been duly executed and delivered by each of Tensar Holdings and Tensar and constitutes, and each other Second Lien Commodities Purchase Facility Document when executed and delivered by each Tensar Party party thereto will constitute, a legal, valid and binding obligation of such Tensar Party enforceable against such Tensar Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights
Schedule 1, Defined Terms

generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 1.04. Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect;
     SECTION 1.05. Financial Statements. (a) Holdings has heretofore furnished to TCO and the Agent its consolidated balance sheets and statements of income, stockholder’s equity and cash flows as of and for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002, in each case audited by and accompanied by the opinion of Pricewaterhouse Coopers LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
     (b) Tensar Holdings has heretofore delivered to TCO and the Agent its unaudited pro forma consolidated balance sheet as of September 30, 2005, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date. Such pro forma financial statements (i) have been prepared in good faith by Tensar Holdings, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Tensar Holdings and Tensar on the Effective Date to be reasonable), (ii) are based on the best information available to Tensar Holdings and Tensar after due inquiry as of the date of delivery thereof, (iii) accurately reflect all adjustments required to be made to give effect to the Transactions and (iv) present fairly in all material respects on a pro forma basis the estimated consolidated financial position of Tensar Holdings and its consolidated Subsidiaries as of such date, assuming that the Transactions had actually occurred at such date.
     (c) The projections delivered on the date hereof and attached as Annex 5 to this Schedule 2 have been prepared by Tensar Holdings in light of the past operation of its business and the business of its subsidiaries, but including future payments of known contingent liabilities, and reflect projections for the four-year period beginning on September 1, 2005 on a month-by-month basis. Such projections are based upon estimates and assumptions stated therein, all of which Tensar Holdings believes to be reasonable and fair in light of current conditions and current facts known to it and, as of the Effective Date, reflect Tensar Holdings’ good faith and reasonable estimates of the future financial performance of the Tensar Parties and of the other information projected therein for the period set forth therein.
     SECTION 1.06. No Material Adverse Change. No event, change or condition has occurred since December 31, 2004, that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
Schedule 2, Representations and Warranties

2

     SECTION 1.07. Title to Properties; Possession Under Leases. (a) Each of the Tensar Parties and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Real Property), except for defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Each parcel of Real Property is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used. No material portion of the Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been materially repaired and restored to its original condition. Each material parcel of Real Property and the current use thereof complies in all material respects with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements.
     (b) Each of the Tensar Parties and the Subsidiaries, and, to the knowledge of Tensar Holdings and Tensar, each other party thereto, has complied with all material obligations under all material leases to which it is a party and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms. Each of the Tensar Parties and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases. To the knowledge of Tensar Holdings and Tensar, no landlord Lien has been filed and no material claim is being asserted, with respect to any lease payment under any material lease. No material portion of the Real Property is subject to any lease, sublease, license or other agreement granting to any person (other than the Tensar Parties and their Affiliates) any right to the use, occupancy, possession or enjoyment of such Real Property or any portion thereof. Tensar has delivered to TCO and the Agent true, complete and correct copies of all leases (whether as landlord or tenant) of Real Property.
     (c) None of the Tensar Parties or any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Real Properties or any sale or disposition thereof in lieu of condemnation.
     (d) None of the Tensar Parties or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property or any interest therein.
     (e) There are no pending or, to the knowledge of Tensar Holdings or Tensar, proposed material special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated material improvements to such owned Real Property that may result in such special or other assessments. No Tensar Party has suffered, permitted or initiated the joint assessment of any owned Real Property with any other real property constituting a separate tax lot. Each owned parcel of Real Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.
     (f) Each Tensar Party has obtained all material permits, licenses, variances and certificates required by applicable law to be obtained and necessary to the use and operation of each parcel of Real Property, except where the failure to have such permit, license, certificate or
Schedule 2, Representations and Warranties

3

variance would not prohibit the use of such parcel of Real Property as it is currently being used. The use being made of each parcel of Real Property materially conforms with the certificate of occupancy and/or such other material permits, licenses, variances and certificates for such Real Property and any other material restrictions, covenants or conditions affecting such Real Property, except for any such nonconformity that could not reasonably be expected to be enjoined or to result in material fines.
     (g) (i) Each parcel of Real Property has adequate rights of access to public ways to permit the Real Property to be used for its intended purpose, and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (ii) all public utilities necessary to the continued use and enjoyment of each parcel of Real Property as used and enjoyed on the Effective Date are located in the public right-of-way abutting the premises, and to the knowledge of Tensar Holdings and Tensar, all such utilities are connected so as to serve such Real Property without passing over other property except for land of the utility company providing such utility service or, in the case of leased Real Property, contiguous land owned by the lessor of such leased Real Property; (iii) each parcel of Real Property, including each leased parcel, has adequate available parking to meet legal and operating requirements; (iv) all roads necessary for the full utilization of each parcel of Real Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Real Property; (v) no building or structure constituting Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Property; and (vi) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Property for the purpose for which it is currently being used are located on such real property.
     SECTION 1.08. Subsidiaries. Annex 8 to this Schedule 2 sets forth as of the Effective Date a list of all Subsidiaries, joint ventures and partnerships in which any Tensar Party has an ownership interest, in each case after giving effect to the Acquisition, including each Subsidiary, joint venture or partnership’s exact legal name (if applicable, and as reflected in such Subsidiary, joint venture or partnership’s certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of each Tensar Party (direct or indirect) therein, and identifies each Subsidiary that is a Tensar Party. The shares of capital stock or other Equity Interests so indicated on Annex 8 to this Schedule 2 are fully paid and non-assessable and are owned by the Tensar Parties, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and the security documents with respect to the Commodities Purchase Facility). Except as set forth on Annex 8 to this Schedule 2, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Tensar Party may be required to issue, sell, repurchase or redeem any of its Equity Interests or the Equity Interests of any of its subsidiaries. Holdings is a wholly owned subsidiary of Tensar Holdings and Tensar is a wholly-owned subsidiary of Holdings.
Schedule 2, Representations and Warranties

4

     SECTION 1.09. Litigation: Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of Tensar Holdings or Tensar threatened against or affecting any Tensar Party or any Subsidiary or any business, property or rights of any such person (i) that involve any Second Lien Commodities Purchase Facility Document or the Transactions or (ii) except as set forth on Annex 9 to this Schedule 2, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Annex 9 to this Schedule 2 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     (c) Neither Tensar Holdings, Tensar nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     SECTION 1.10. Agreements. (a) Neither Tensar Holdings, Tensar nor any of the Subsidiaries is a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (b) Neither Tensar Holdings, Tensar nor any of the Subsidiaries is in material default in any manner under any provision of any material indenture or other material agreement or instrument evidencing Material Obligations, or any other material agreement or material instrument to which it is a party or by which it or any of its properties or assets are or may be bound. No Default has occurred and is continuing.
     SECTION 1.11. Federal Reserve Regulations. (a) Neither Tensar Holdings, Tensar nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of the Asset Purchase Agreement will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve Tensar in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Financing Obligations being reduced or retired out of the proceeds of the Asset Purchase Agreement was incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Asset Purchase Agreement, Margin Stock will not constitute more than 25% of the value of the assets of the Tensar Parties and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the
Schedule 2, Representations and Warranties

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Board, including Regulation T, U or X. If requested by TCO or the Agent, Tensar will furnish to TCO and the Agent a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-l referred to in Regulation U.
     SECTION 1.12. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. Neither Tensar Holdings, Tensar nor any of the Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and (c) subject to any other federal or state statute that restricts or limits its ability in any material respect to enter into the Second Lien Commodities Purchase Facility Documents, or to perform its obligations thereunder.
     SECTION 1.13. Use of Proceeds. Tensar will use the proceeds of the Asset Purchase Agreement solely to pay the Acquisition Consideration, repay the Existing Obligations and to pay fees and expenses related to the Transactions.
     SECTION 1.14. Tax Returns. Each of the Tensar Parties and each of the Subsidiaries has timely filed or timely caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. Each of the Tensar Parties and each of the Subsidiaries has timely paid or timely caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Tensar Party or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP. Each of the Tensar Parties and each of the Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Tax Lien has been filed, and to the knowledge of Tensar Holdings or Tensar, no claim is being asserted, with respect to any Tax. None of the Tensar Parties or any of the Subsidiaries is aware of any facts or events that would result in the Asset Purchase Agreement or any of the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). Except as set forth in Annex 14 to this Schedule 2, no Tensar Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. None of the Tensar Parties and their respective predecessors are liable for any Taxes: (i) under any agreement (including any tax sharing agreements) or (ii) to the knowledge of Tensar or Tensar Holdings, as a transferee. As of the Effective Date, no Tensar Party has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.
     SECTION 1.15. No Material Misstatements; Acquisition Documentation. Each of the Tensar Parties has disclosed to TCO and the Agent all agreements, instruments and corporate or other restrictions to which any Tensar Party or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (i) the Confidential Information Memorandum or (ii) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of any Tensar Party or any Subsidiary to TCO or the Agent for use in connection with the transactions contemplated by the Second Lien Commodities Purchase
Schedule 2, Representations and Warranties

6

Facility Documents (including any for use in connection with the financing obtained by TCO) or in connection with the negotiation of any Second Lien Commodities Purchase Facility Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Tensar Holdings and Tensar represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
     (b) As of the Effective Date, the representations and warranties of the applicable Tensar Parties and their Affiliates set forth in the Acquisition Documentation are true and correct in all material respects.
     SECTION 1.16. Employee Benefit Plans. Tensar and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Tensar or any of its ERISA Affiliates. The present value of all benefit liabilities under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $500,000 the fair market value of the assets of such Benefit Plan, and the present value of all benefit liabilities of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $500,000 the fair market value of the assets of all such underfunded Benefit Plans.
     SECTION 1.17. Environmental Matters. (a) Except as set forth in Annex 17 to this Schedule 2, none of the Tensar Parties or any of the Subsidiaries, individually or in the aggregate:
     (i) has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial proceeding seeking to terminate, rescind, or modify any such Permit except as could not that could reasonably be expected to result in a liability in excess of $500,000 under any Environmental Law;
     (ii) has become a party to any governmental, administrative or judicial proceeding that could reasonably be expected to result in a liability in excess of $500,000 under any Environmental Law or has received written notice of any such proceeding that has been threatened under Environmental Law;
     (iii) has received written notice of, become subject to, or is aware of any facts or circumstances that could form the basis for, any Environmental Liability that could
Schedule 2, Representations and Warranties

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reasonably be expected to result in a liability in excess of $500,000 other than those which have been fully and finally resolved and for which no obligations remain outstanding;
     (iv) possesses knowledge that any Mortgaged Property (A) is subject to any Lien or restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (B) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability in excess of $500,000;
     (v) possess knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by any Tensar Party or any of the Subsidiaries) in violation of, or in amounts or in a manner that could give rise to liability that could reasonably be expected to result in a liability in excess of $500,000 under any Environmental Law;
     (vi) has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any other facilities or other properties currently or formerly owned, leased or operated by any Tensar Party or any of the Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability that could reasonably be expected to result in a liability in excess of $500,000 under any Environmental Law;
     (vii) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated that could reasonably be expected to (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability in excess of $500,000 under or noncompliance with Environmental Law on the part of any Tensar Party or any of the Subsidiaries or (B) or interfere with or prevent continued compliance with Environmental Laws by the Tensar Parties or the Subsidiaries; or
     (viii) has pursuant to any order, decree, judgment or agreement by which it is bound become subject to any Environmental Liability that could reasonably be expected to result in a liability in excess of $500,000, or has assumed any Environmental Liability for any person that could reasonably be expected to result in a liability in excess of $500,000.
     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Annex 17 to this Schedule 2 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     SECTION 1.18. Insurance. Annex 18 of this Schedule 2 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Tensar Parties and the Subsidiaries as of the Effective Date. As of the Effective Date, such insurance is in full force and effect and all premiums have been duly paid. The Tensar Parties and the Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and
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8

covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice. None of the Tensar Parties nor any of the Subsidiaries (a) has received written notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.
     SECTION 1.19. Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of TCO for the benefit of TCO and the Agent, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof and (i) in the case of the Pledged Collateral, upon the earlier of (A) when such Pledged Collateral is delivered to TCO and (B) when financing statements in appropriate form are filed in the offices specified on Annex 19(a) to this Schedule 2 (as such schedule may be supplemented for any new Subsidiary in connection with the execution of an Assumption Agreement (as defined in the Guarantee and Collateral Agreement) and (ii) in the case of all other Collateral described therein (other than Intellectual Property Collateral), when financing statements in appropriate form are filed in the offices specified on Annex 19 to this Schedule 2, the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of TCO in such Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior to the rights of any other person (except for Permitted Liens and Liens pursuant to the Lease/Purchase Facilities Documents).
     (b) Each Intellectual Property Security Agreement is effective to create in favor of TCO for the benefit of TCO and the Agent, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Annex 19(b) to this Schedule 2 and with respect to Intellectual Property acquired after the Effective Date, and such other offices as may be specified by Tensar in written notice to TCO and the Agent, the Lien created by such Intellectual Property Security Agreement shall constitute a fully perfected Lien on; and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except for Permitted Liens and Liens pursuant to the Lease/Purchase Facilities Documents) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).
     (c) Each of the Mortgages is effective to create in favor of TCO for the benefit of TCO and the Agent, a legal, valid, binding and enforceable Lien on, and security interest in, all of the Tensar Parties’ right, title and interest in and to the Mortgaged Property thereunder and proceeds thereof, and when the Mortgages are filed in the offices specified on Annex 19(c) to this Schedule 2 and with respect to any Mortgage entered into after the Effective Date, such other offices as may be specified by Tensar in written notice to TCO and the Agent, the Lien created by each such Mortgage shall constitute a fully perfected Lien on, and security interest in,
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all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except for Permitted Liens and Liens pursuant to the Lease/Purchase Facilities Documents).
     SECTION 1.20. Location of Real Property. Annex 20 to this Schedule 2 lists completely and correctly as of the Effective Date all Real Property and the addresses thereof, indicating for each parcel whether it is owned or leased, including in the case of leased Real Property, the landlord name, lease date and lease expiration date. The Tensar Parties and the Subsidiaries own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Annex 20 to this Schedule 2.
     SECTION 1.21. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Tensar Party or any Subsidiary pending or, to the knowledge of Tensar Holdings or Tensar threatened in writing. The hours worked by and payments made to employees of the Tensar Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Tensar Party or any Subsidiary, or for which any claim may be made against any Tensar Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Tensar Party or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Tensar Party or any Subsidiary is bound.
     SECTION 1.22. Liens. There are no Liens of any nature whatsoever on any of the properties or assets of any Tensar Party or any of the Subsidiaries (except for Liens permitted by Section 1.02 of Schedule 4).
     SECTION 1.23. Intellectual Property. Each of the Tensar Parties and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Tensar Parties and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 1.24. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the effectiveness of this Agreement and the other Related Financing Documents and after giving effect to the application of the proceeds of the Asset Purchase Agreement, (a) the fair value of the assets of each Tensar Party, at a fair valuation, will exceed its obligations and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Tensar Party will be greater than the amount that will be required to pay the probable liability of its obligations and other liabilities, subordinated, contingent or otherwise, as such obligations and other liabilities become absolute and matured; (c) each Tensar Party will be able to pay its obligations and liabilities, subordinated, contingent or otherwise, as such obligations and liabilities become absolute and matured; and (d) no Tensar Party will have unreasonably small capital with which to conduct the
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business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.
     SECTION 1.25. Acquisition Documentation. The Acquisition Documentation listed on Annex 25 to this Schedule 2 constitutes all of the material agreements, instruments and undertakings to which any of the Tensar Parties or any of the Subsidiaries is bound or by which any of their respective property or assets is bound or affected relating to, or arising out of, the Acquisition. None of such material agreements, instruments or undertakings has been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect. No party to any of the Acquisition Documentation is in default thereunder of a material provision as of the Effective Date and no party thereto has the right to terminate any of the material Acquisition Documentation.
     SECTION 1.26. Permits. (a) Each Tensar Party has obtained and holds all material Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each Tensar Party has performed and observed all material requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit which revocation, termination or impairment could reasonably be expected to have a Material Adverse Effect, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Tensar Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person, (e) each Tensar Party reasonably believes that each of its material Permits will be timely renewed and complied with, without material expense, and that any additional material Permits that may be required of such person will be timely obtained and complied with, without material expense and (f) Tensar has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.
     SECTION 1.27. Material Contracts. The Netlon License is in full force and effect (other than after its maturity in accordance with its terms) and, as of the Effective Date, the Contech Agreement is in full force and effect, and the Tensar Parties are not in material breach of their obligations under the Netlon License and, as of the Effective Date, the Contech Agreement.
     SECTION 1.28. Status of Holdings. As of the Effective Date, Holdings has no liabilities other than those permitted by Sections 1.01 and 1.08 of Schedule 4 to this Agreement.
     SECTION 1.29. Status of Tensar Holdings. All contracts, agreements and intellectual property owned by Tensar Holdings as of the Effective Date are set forth on Annex 29 to this Schedule 2. As of the Effective Date, Tensar Holdings has no liabilities other than those permitted by Section 1.08 of Schedule 4 to this Agreement.
     SECTION 1.30. Customer Relations. Except as set forth in Annex 30 to this Schedule 2, as of the Effective Date, there exists no actual or, to the knowledge of Tensar Holdings or
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Tensar, threatened termination or cancellation of, or any material adverse modification or change in, the business relationship of any Tensar Party with (i) any customer whose purchases during the preceding 12 months caused them to be ranked among the five largest customers of the Tensar Parties, taken as a whole or (ii) the counterparties to the Contech Agreement.
     SECTION 1.31. Broker’s or Finder’s Commissions. Except as set forth on Annex 31 to this Schedule 2, no broker or finder brought about the transactions contemplated by this Agreement, the Lease Agreement, the Commodities Purchase Agreement or the Acquisition Transactions, and none of Tensar Holdings, any other Tensar Party or Affiliate thereof has any obligation to any person in respect of any finder’s or brokerage fees in connection therewith.
     SECTION 1.32. Patriot Act, Etc.
          To the extent applicable, each Tensar Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.
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Execution Copy
Schedule 3
Affirmative Covenants
     Each of Tensar Holdings and Tensar covenants and agrees with TCO and the Agent that so long as this Agreement shall remain in effect and until all Obligations shall have been paid in full and this Agreement has been terminated, each of Tensar Holdings and Tensar will, and will cause each of the Subsidiaries to:
     SECTION 1.01. Existence; Businesses and Properties Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 1.05 of Schedule 4.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; comply with the terms of, and enforce its rights under, each material lease of real property and each other material agreement so as to not permit any material uncured default on its part to exist thereunder, except as otherwise expressly permitted under Section 1.05 of Schedule 4; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and subject to Section 10 of the Lease Agreement, from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
     SECTION 1.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary for companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law; and maintain such other insurance as otherwise required by the Security Documents (and comply with all covenants in the Security Documents with respect thereto).
     SECTION 1.03. Obligations and Taxes. Pay its Financing Obligations and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith
Schedule 3, Affirmative Covenants

by appropriate proceedings and Tensar Holdings, Tensar or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property. In addition, none of the Tensar Parties or any of the Subsidiaries shall treat the Asset Purchase Agreement or any of the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).
     SECTION 1.04. Financial Statements, Reports, etc. In the case of Tensar Holdings, furnish to TCO and the Agent:
     (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Tensar Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Tensar Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with all information for the final month of such fiscal year set forth in Section 1.04(c) of this Schedule 3;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Tensar Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Tensar Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with all information for the final month of such fiscal quarter set forth in Section 1.04(c) of this Schedule 3;
     (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Tensar Holdings and its consolidated subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects, the financial condition and results of operations of Tensar Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with management’s discussion and analysis with respect to such financial statements;
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     (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm (in the case of clause (a)) or Financial Officer (in the case of clause (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to TCO and the Agent demonstrating compliance with the covenants contained in Sections 1.11, 1.12. 1.13 and 1.14 of Schedule 4 and, in the case of a certificate delivered with the financial statements required by clause (a) above, setting forth Tensar Holdings’ calculation of Excess Cash Flow;
     (e) Not more than 30 days after the end of each fiscal year of Tensar Holdings, a detailed consolidated budget for the current fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Tensar Holdings, Tensar or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;
     (g) promptly after the receipt thereof by Tensar Holdings, Tensar or any of the Subsidiaries, a copy of any “management letter” (whether in final or draft form) received by any such person from its certified public accountants and the management’s response thereto; and
     (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Tensar Holdings, Tensar or any Subsidiary, or compliance with the terms of any Second Lien Commodities Purchase Facility Document, as TCO or the Agent may reasonably request.
     SECTION 1.05. Litigation and Other Notices. Furnish to TCO and the Agent prompt written notice of the following:
     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against any
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Tensar Party or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event described in clause (b) of the definition thereof or any other ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Tensar Parties and the Subsidiaries in an aggregate amount exceeding $500,000;
     (d) any of the following environmental matters, specifying the nature and extent thereof and the proposed response thereto, (1) any violation of Environmental Law, or Release or threatened Release of Hazardous Materials that could reasonably be expected to require remedial action or give rise to Environmental Liability in excess of $500,000, (2) any remedial action taken by any Tensar Party or its Subsidiaries or any other person in response to any Release or threatened Release of Hazardous Materials that could reasonably be expected to result in Environmental Liability in excess of $500,000, (3) any actions or proceedings relating to any Environmental Liability (including any requests for information by a Governmental Authority) that could reasonably be expected to be in excess of $500,000, and (4) any Tensar Party’s or any Subsidiaries’ discovery of any occurrence or condition at any Mortgaged Property, or on any adjoining or proximate real property, that could cause such Mortgaged Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law;
     (e) any Asset Sale, Equity Issuance or incurrence of Financing Obligations not otherwise permitted by Section 1.01 of Schedule 4; and
     (f) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     SECTION 1.06. Information Regarding Collateral. (a) Furnish to TCO and the Agent prompt written notice of any change (i) in any Tensar Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Tensar Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Tensar Party’s identity or corporate structure or (iv) in any Tensar Party’s Federal Taxpayer Identification Number. Each of Tensar Holdings and Tensar agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise and all other actions have been taken that are required in order for TCO to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Tensar Holdings and Tensar also agrees promptly to notify TCO and the Agent if any material portion of the Collateral is damaged or destroyed.
     (b) In the case of Tensar Holdings, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 1.04(a) of this Schedule 3, deliver to TCO and the Agent a certificate of a Financial Officer setting forth the information required by the Perfection Certificate or confirming that there has been no change in
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such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent Perfection Certificate delivered pursuant to this Section.
     SECTION 1.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each of Tensar Holdings and Tensar will, and will cause each of its subsidiaries to, permit any representatives designated by TCO or the Agent to visit and inspect the financial records and the properties of Tensar Holdings or Tensar, as the case may be, or any of its subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any such representatives designated by TCO or the Agent to discuss the affairs, finances and condition of the Tensar Parties, as the case may be, or any of its subsidiaries with the officers thereof and independent accountants therefor.
     (b) At its election, TCO or the Agent may, at its own cost and expense, retain an independent engineer or environmental consultant to conduct an environmental assessment of the condition of any Mortgaged Property or facility of any Tensar Party or of any Tensar Party’s compliance with Environmental Law. Each of Tensar Holdings and Tensar shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by TCO or the Agent to have full access to each property or facility at reasonable times and after reasonable notice to Tensar Holdings and Tensar of the plans to conduct such an environmental assessment. Environmental assessments conducted under this clause (b) shall be limited to visual inspections of the Mortgaged Property or facility, interviews with representatives of the Tensar Parties or facility personnel, and review of applicable records and documents pertaining to the property or facility, its compliance with Environmental Law and any potential Environmental Liabilities.
     (c) In the event that TCO or the Agent reasonably believe that (i) Hazardous Materials have been Released or are threatened to be Released on or from any Mortgaged Property or other facility of Tensar Holdings, Tensar or the Subsidiaries or (ii) that any such property or facility is not being operated in material compliance with applicable Environmental Law; TCO may or the Agent, at its election and after reasonable notice to Tensar, retain an independent engineer or other qualified environmental consultant to evaluate whether Hazardous Materials are present in the soil, groundwater, or surface water at such Mortgaged Property or facility or whether the facilities or properties are being operated and maintained in material compliance with applicable Environmental Laws. Such environmental assessments may include detailed visual inspections of the Mortgaged Property or facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses as are necessary. The scope of any such environmental assessments under this Section 1.07(c) of this Schedule 3 shall be determined in the commercially reasonable discretion of TCO and the Agent. Each of Tensar Holdings and Tensar shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by TCO or the Agent to have full access to each property or facility at reasonable times and after reasonable notice to Tensar of the plans to
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conduct such an environmental assessment. All environmental assessments conducted pursuant to this Section 1.07(c) of this Schedule 3 shall be at Tensar’s sole cost and expense.
     SECTION 1.08. Use of Proceeds. Use the proceeds of the Asset Purchase Agreement only for the purposes set forth in Section 1.13 of Schedule 2.
     SECTION 1.09. Additional Collateral, etc. With respect to any Collateral acquired after the Effective Date or, in the case of inventory or equipment, any material Collateral moved after the Effective Date by any Tensar Party (other than any Collateral described in clauses (b), (c) or (d) of this Section) as to which TCO does not have a second priority perfected security interest (second only to Liens pursuant to the Lease/Purchase Facilities Documents), promptly (and, in any event, within 10 days following the date of such acquisition) (i) execute and deliver to TCO and the Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as TCO or the Agent deems necessary or advisable to grant to TCO a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to, or continue on behalf of, TCO, a perfected second priority security interest in such Collateral (second only to Liens pursuant to the Lease/Purchase Facilities Documents), including entering into landlord waivers and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by TCO or the Agent.
     (b) With respect to any fee interest in any Collateral consisting of Real Property or any lease interest in Collateral consisting of Real Property with an annual rent in excess of $1,000,000 acquired or leased after the Effective Date by any Tensar Party, promptly (and, in any event, within 20 days following the date of such acquisition) (i) execute and deliver a second priority Mortgage in favor of TCO covering such real property and complying with the provisions herein and in the Security Documents (second only to Liens pursuant to the Lease/Purchase Facilities Documents), (ii) provide the Secured Parties with title and extended coverage insurance in an amount at least equal to the purchase price of such Real Property (or such other amount as TCO or the Agent shall reasonably specify), Surveys, and if applicable, flood insurance, lease estoppel certificates, memoranda or amendments, all in accordance with the standards for deliveries contemplated on the Effective Date, as described in Annex 9 to this Schedule 3, (iii) deliver to TCO and the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to TCO and the Agent and (iv) deliver to TCO and the Agent a notice identifying, and upon TCO’s or the Agent request, provide a copy of, the consultant’s reports, environmental site assessments or other documents relied upon by any Tensar Party to determine that any Real Property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability or otherwise cause any of the representatives or warranties contained in Section 1.17 of Schedule 2 to be untrue.
     (c) With respect to any Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Effective Date (which, for the purposes of this clause (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary at any time after the Effective Date) by Tensar Holdings, Tensar or any of the Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and
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deliver to TCO such amendments to the Guarantee and Collateral Agreement as TCO or the Agent deem necessary or advisable to grant to TCO a valid, perfected second priority security interest in the Equity Interests in such new Subsidiary that are owned by any Tensar Party (second only to Liens pursuant to the Lease/Purchase Facilities Documents), (ii) deliver to TCO the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Tensar Party, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations) and an Intellectual Property Security Agreement and (B) to take such actions necessary or, in the reasonable opinion of TCO or the Agent, advisable to grant to TCO a perfected second priority security interest in the Collateral described in the Guarantee and Collateral Agreement and such Intellectual Property Security Agreement with respect to such new Subsidiary (second only to Liens pursuant to the Lease/Purchase Facilities Documents), including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, such Intellectual Property Security Agreement or by law or as may be reasonably requested by TCO, (iv) deliver to TCO and the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to TCO and the Agent, and (v) deliver to TCO and the Agent a notice identifying, and upon TCO’s or the Agent’s request, provide a copy of, the consultant’s reports, environmental site assessments or other documents relied upon by any Tensar Party to determine that any such real property owned by such Tensar Party does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability or that acquisition of such Subsidiary will not cause any of the representations and warranties contained in Section 1.17 of Schedule 2 to be untrue.
     (d) With respect to any Excluded Foreign Subsidiary created or acquired after the Effective Date by Tensar Holdings or any of its Domestic Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to TCO and the Agent such amendments to the Guarantee and Collateral Agreement as TCO or the Agent deems necessary or advisable in order to grant to TCO a perfected second priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is owned by any Tensar Party (second only to Liens pursuant to the Lease/Purchase Facilities Documents) (provided that in no event shall 66-2/3% or more of the total outstanding voting Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to TCO the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Tensar Party and take such other action as may be necessary or, in the reasonable opinion of TCO or the Agent, desirable to perfect the security interest of TCO thereon, (iii) deliver to TCO and the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to TCO and the Agent, and (iv) deliver to TCO and the Agent a notice identifying, and upon TCO’s or the Agent’s request, provide a copy of, the consultant’s reports, environmental site assessments or other documents relied upon by the Tensar or any other Tensar Party to determine that any real property owned by such Subsidiary does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability or that acquisition of such
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Subsidiary will not cause any of the representations and warranties contained in Section 1.17 of Schedule 2 to be untrue.
     SECTION 1.10. Further Assurances. From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements), as TCO or the Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Second Lien Commodities Purchase Facility Documents, or of more fully perfecting or renewing the rights of TCO with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Tensar Holdings, Tensar or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by TCO or the Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Second Lien Commodities Purchase Facility Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each of Tensar Holdings and Tensar will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that TCO or the Agent may be required to obtain from either Tensar Holdings, Tensar or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
     SECTION 1.11. Rent and Profit Limitation. Tensar shall ensure that, within 90 days following the Effective Date, and for at least three years following the Effective Date, no less than 50% of Tensar’s Financing Obligations set forth in the Lease, the Commodities Purchase Agreement and the Second Lien Commodities Purchase Agreement effectively bears a fixed rental or profit rate.
     SECTION 1.12. Landlord and Storage Agreements. Provide TCO with copies of all agreements not previously provided or made available to TCO between each Tensar Party and any landlord or warehouseman which owns any premises at which any inventory may, from time to time, be kept.
     SECTION 1.13. Compliance with Laws. Comply with all federal, state, local and foreign laws and regulations applicable to it, including Executive Order No. 13224 and the Patriot Act and those laws and regulations relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     SECTION 1.14. Netlon License. Maintain at all times the Netlon License in full force and effect.
     SECTION 1.15. Patriot Act, Etc. Provide all documentation and other information required by TCO to satisfy its obligations with respect under “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and any other similar law, rule or regulation of any relevant jurisdiction to the extent requested by TCO or the Agent. No part of the proceeds from the Asset Purchase Agreement or any proceeds from
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the sale of Metals or Goods will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     SECTION 1.16. Post-Closing Obligations. Take the actions required to be taken on Annex 16 of this Schedule 3 within the time frames set forth, including any extensions permitted thereunder.
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SCHEDULE 3: AFFIRMATIVE COVENANTS
TABLE OF ANNEXES
Annex 9: Standards for Delivery

SCHEDULE 3
ANNEX 9: STANDARDS FOR DELIVERY
     The Agent shall receive in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to the Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (iv) name (a) TCO Funding Corp. in its capacity as a party to the Lease Agreement and the Commodities Purchase Agreement, with an endorsement in favor of the Agent or (b) the Agent, in each case in form and substance as reasonably satisfactory to the Agent, as the insured thereunder and; (v) be in the form of ALTA Loan Policy — 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request in form and substance acceptable to the Agent, including (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following endorsements: variable rate; survey; comprehensive; zoning (ALTA 3.1 with parking added); first loss, last dollar and tie-in; access; separate tax parcel; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Mortgaged Property, only); contiguity; and such other endorsements as the Agent shall reasonably require in order to provide insurance against specific risks identified by the Agent in connection with such Mortgaged Property; and (vii) be issued by title companies satisfactory to the Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Agent) (in each such case, a “Title Insurance Company”). The Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Mortgaged Property.
     If requested by the Agent, the Agent shall receive (i) a policy of flood insurance that (A) covers any parcel of improved Mortgaged Property that is located in a flood zone, (B) is written in an amount not less than the outstanding principal amount of the financing obligations secured by such Mortgage that is reasonably allocable to such Mortgaged Property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not later than the Final Rent Paymentand (ii) confirmation that Tensar has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.
     The Agent and the Title Insurance Company shall receive maps or plans of an as-built survey (in each case, a “Survey”) of the sites of the owned Mortgaged Property intended to be subject to a Mortgage under the Lease/Purchase Facilities Documents certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 2 years prior to the date of delivery of the Mortgage by an independent professional licensed land surveyor satisfactory to the Agent and the Title Insurance Company, which maps or plans and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein. Without limiting the generality of the foregoing, each Survey shall (i) be a current “as-built” survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (ii) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the Mortgaged Property, contain the legal description of the Mortgaged Property, and also contain a location sketch of the Mortgaged Property; (iii) show the location of all improvements as constructed on the Mortgaged Property, all of which shall be within the boundary lines of the Mortgaged Property and conform to all applicable zoning ordinances, set-back lines and restrictions; (iv) indicate the location of any improvements on the Mortgaged Property with the dimensions in relations to the lot and building lines; (v) show measured distances from the improvements to be set back and specified distances from street or Mortgaged Property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (vi) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the Mortgaged Property, to the extent available; and (vii) indicate the flood zone designation, if any, in which the Mortgaged Property is located. The legal description of the applicable Mortgaged Property shall be shown on the face of each survey or affixed thereto, and the same shall conform to the legal description contained in the title policy described above.

Annex 16 of Schedule 3
Post-Closing Covenant
Tensar shall deliver within the time period specified below or such additional period of time as may be agreed to by the Agent:
     1. within fourteen (14) days following the Effective Date (or such additional fourteen (14) days as may be agreed to by the Agent) Tensar shall cause to be delivered with respect to the leased real estate assets Landlord Consent and Waivers in form and substance satisfactory to the Agent for the property located at 5883 Glenridge Drive, Suite 200 Atlanta, GA 30328 with CEP Plaza Partners, LLC, as lessor and Tensar Earth Technologies, Inc. as lessee;
     2. within fourteen (14) days following the Effective Date (or such additional fourteen (14) days as may be agreed to by the Agent) Tensar shall deliver an executed deposit account control agreement in a form reasonably satisfactory to the Agent with respect to the bank accounts at Wachovia, N.A.;
     3. within fourteen (14) days following the Effective Date (or such additional fourteen (14) days as may be agreed to by the Agent) Tensar shall cause to be delivered insurance endorsements corresponding to the insurance certificates delivered on the Effective Date; provided, however, with respect to insurance endorsements required for North American Green, Inc., Tensar shall cause such endorsements to be delivered within forty (40) days following the Effective Date (or such additional fourteen (14) days as may be agreed to by the Agent);
     4. within thirty (30) days following the Effective Date (or such additional thirty (30) days as may be agreed to by the Agent) Tensar shall deliver executed intellectual property releases and assignments as previously disclosed in writing by the Agent; and
     5. within fourteen (14) days following the Effective Date (or such additional fourteen (14) days as may be agreed to by the Agent) Tensar shall deliver evidence that it has filed a name change form with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

Execution Copy
Schedule 4
Negative Covenants
     Each of Tensar Holdings and Tensar covenants and agrees with TCO and the Agent that, so long as this Agreement shall remain in effect and until all Obligations have been paid in full and this Agreement has been terminated, neither Tensar Holdings nor Tensar will, nor will it cause or permit any of the Subsidiaries to:
     SECTION 1.01. Financing Obligations. Incur, create, assume or permit to exist any Financing Obligations, or make or permit any amounts to be invested or held in financing transactions, except:
     (a) Financing Obligations existing on the date hereof and set forth in Annex 1 to this Schedule 4 and any Permitted Refinancing Obligations in respect of any such Financing Obligations;
     (b) Financing Obligations created hereunder and under the other Second Lien Commodities Purchase Facility Documents;
     (c) unsecured intercompany Financing Obligations (i) of Tensar and its Subsidiaries to the extent permitted by Section 1.04(a) of this Schedule 4 and (ii) of Tensar Holdings and its Subsidiaries to the extent permitted by Section 1.04(1) of this Schedule 4, so long, in each case, as such Financing Obligations are subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and any interest of Tensar or any Guarantor thereunder is pledged to TCO pursuant to the Guarantee and Collateral Agreement;
     (d) Financing Obligations secured by Liens permitted by Section 1.02(i) of this Schedule 4 (including Capital Lease Obligations and Synthetic Lease Obligations) in an aggregate stated amount not exceeding $2,500,000 at any time outstanding;
     (e) Financing Obligations of Tensar under the Lease Agreement and the Commodities Purchase Facility in an aggregate stated amount (excluding profit amount) not to exceed $182,000,000 less the amount of any permanent reductions in the amount of the Lease or Commodities Purchase Facility and Financing Obligations of the Guarantors under any Guarantees in respect of such Financing Obligations and any Permitted Refinancing Obligations in respect of any such Financing Obligations;
     (f) Financing Obligations of any person that becomes a Subsidiary of Tensar after the date hereof; provided that (i) such Financing Obligations exist at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) immediately before and after such person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Financing Obligations permitted by this Section 1.01(f) shall not exceed $2,500,000 at any time outstanding;
Schedule 4, Negative Covenants

     (g) Financing Obligations under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;
     (h) Financing Obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Financing Obligations are promptly covered by Tensar Holdings or any Subsidiary;
     (i) Financing Obligations of Tensar Holdings under the Tensar Holdings Commodities Purchase Facility and any Permitted Refinancing Obligations in respect of any such Financing Obligations, provided that any such Financing Obligations are subordinated to the Obligations of Tensar Holdings under the Commodities Purchase Facility Documents pursuant to the Tensar Holdings Subordination Agreement;
     (j) Guarantees made in the ordinary course of business by any Subsidiary Guarantor of Financing Obligations otherwise permitted to be incurred by Tensar or any other Subsidiary Guarantor under this Section 1.01, and
     (k) other unsecured Financing Obligations of Tensar Holdings or its Subsidiaries in an aggregate principal amount not exceeding $2,500,000 at any time outstanding.
     SECTION 1.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens on property or assets of Tensar and its Subsidiaries existing on the date hereof and set forth in Annex 2 of this Schedule 4; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings, extensions, renewals and replacements thereof permitted hereunder;
     (b) any Lien created under the Lease/Purchase Facilities Documents;
     (c) any Lien securing Financing Obligations permitted by Section 1.01 (f) of this Schedule 4 existing on any property or asset prior to the acquisition thereof by Tensar or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of Tensar or any of its Subsidiaries and (iii) in the case of Mortgaged Property, such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;
     (d) Liens for taxes not yet due or which are being contested in compliance with Section 1.03 of Schedule 3;
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     (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 1.03 of Schedule 3;
     (f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
     (g) deposits to secure the performance of bids, trade contracts (other than for Financing Obligations), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Tensar or any of its Subsidiaries or the ability of any of Tensar or any of its Subsidiaries to utilize such property for its intended purpose;
     (i) Liens securing Financing Obligations, in an amount not to exceed $2,500,000 at anytime outstanding, incurred to finance the acquisition (or construction) of fixed or capital assets by Tensar or any of its Subsidiaries; provided that (i) such security interests are incurred, and the Financing Obligations secured thereby is created, within 90 days after such acquisition (or construction), (ii) such Liens do not at any time encumber any property other than the property financed by such Financing Obligations and (iii) the amount of Financing Obligations secured thereby is not increased;
     (j) judgment Liens securing judgments not constituting an Event of Default;
     (k) any interest or title of a lessor or sublessor under any lease entered into by Tensar or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased;
     (l) Liens on the collateral securing obligations under the Second Lien Commodities Purchase Facility;
     (m) Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens; provided that (i) the applicable deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Tensar Holdings or any of its Subsidiaries in excess of those set forth in regulations promulgated by the Board and (ii) the applicable deposit account is not intended by Tensar Holdings or any of its Subsidiaries to provide collateral or security to the applicable depositary institution or any other person.
Schedule 4, Negative Covenants

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     SECTION 1.03. Sale and Lease-Back Transactions. Enter into any arrangement, other than the transactions contemplated by the Lease Documents and the NAG Sale-Leaseback, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 1.05 of this Schedule 4 and (b) (i) the aggregate amount of any obligations of Tensar Holdings and its Subsidiaries with respect to operating or capital leases entered into in connection therewith does not exceed the amount which Tensar Holdings and its Subsidiaries would be permitted to incur as Capital Lease Obligations under Section 1.01 of this Schedule 4 and (ii) the Liens arising in connection therewith are permitted by Section 1.02 of this Schedule 4.
     SECTION 1.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of obligations or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit any amounts to be invested or held in financing transactions, or make or permit to exist any investment or any other interest in, any other person (all of the foregoing, “Investments”), except:
     (a) (i) Investments by Tensar Holdings, Holding, Tensar and the Subsidiaries existing on the date hereof in the Equity Interests of Tensar and the Subsidiaries and (ii) additional Investments by Tensar Holdings, Holdings, Tensar and the Subsidiaries in the Equity Interests of Tensar and its Subsidiaries; provided that (A) any such Equity Interests held by a Tensar Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitation referred to in Section 1.09(d) of Schedule 3 in the case of any Excluded Foreign Subsidiary), (B) the aggregate amount of Investments by Tensar Parties in Subsidiaries of Tensar that are not Subsidiary Guarantors shall not exceed $2,500,000 at any time outstanding and (C) if such Investment shall be in the form of a loan or advance, such loan or advance shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and, if such loan or advance shall be made by a Tensar Party, it shall be evidenced by a promissory note pledged to TCO pursuant to the Guarantee and Collateral Agreement;
     (b) Permitted Investments;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (d) Tensar Holdings and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $750,000;
     (e) advances made to Phillip D. Egan, Robert F. Vevoda and Gale D. Sanders pursuant to the Split Dollar Insurance Documents;
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     (f) advances not to exceed $150,000 in the aggregate to NAG employees for the purpose of funding payments by such employees of tax liabilities incurred by them with respect to up to 65,000 shares of restricted common stock of Tensar Holdings in the aggregate issued to them under the stock option and restricted stock agreements entered into pursuant to the Tensar Holdings 2000 Incentive Plan;
     (g) Tensar Holdings may hold promissory notes of employees of Tensar Holdings and its Subsidiaries made by such employees in exchange for the purchase by such employees of Tensar Holdings stock pursuant to the Restricted Stock Purchase Program;
     (h) the Acquisition and Permitted Acquisitions; provided that the aggregate purchase price for all Permitted Acquisitions shall not exceed (i) $40,000,000 over the term of this Agreement or (ii) $25,000,000 for any single Permitted Acquisition;
     (i) Investments, loans and advances existing on the date hereof and set forth on Annex 4 to this Schedule 4;
     (j) extensions of trade credit in the ordinary course of business;
     (k) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 1.05 of this Schedule 4;
     (l) intercompany loans and advances (i) to Tensar Holdings or to Holdings to the extent that Tensar may pay dividends to Holdings and Holdings may pay dividends to Tensar Holdings pursuant to Section 1.06 of this Schedule 4 (and in lieu of paying such dividends) and (ii) to Holdings in an amount not to exceed $11,000,000 per annum to pay certain operating expenses of Holdings and its Subsidiaries incurred in the ordinary course of business and consistent with past practice, provided that the amount of such loans shall not exceed the amount that is required to pay such expenses and the proceeds of such intercompany loans are used to pay such expenses within 20 days of receipt thereof; provided further that any such intercompany loans and advances described in clause (i) or (ii) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 1.06 of this Schedule 4 and shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement; and
     (m) in addition to Investments permitted by clauses (a) through (l) above, additional Investments by Tensar and its Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this clause (j) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $2,500,000 in the aggregate.
     SECTION 1.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Enter into any transaction of merger or consolidation or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), license or sub-license (as licensor or sub-licensor), exchange, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its business, assets or property of any
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kind whatsoever, including the Equity Interests of a Subsidiary, whether real, personal or mixed and whether tangible or intangible (whether now owned or hereafter acquired) or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except for:
     (a) the sale by Tensar and its Subsidiaries of inventory in the ordinary course of business;
     (b) the sale or discount by Tensar or any of its Subsidiaries in each case without recourse and in the ordinary course of business of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);
     (c) the disposition of obsolete or worn out assets, scrap and Permitted Investments in the ordinary course of business;
     (d) the NAG Sale-Leaseback provided that the proceeds of such sale are used to pay in full the purchase price for the NAG Facility;
(e) the sale of assets on the Effective Date under the Asset Purchase Agreement;
(f) the purchase and sale of commodities by Tensar under this Agreement;
     (g) the purchase and sale of commodities by Tensar Holdings pursuant to the Tensar Holdings Commodities Purchase Agreement and by Tensar pursuant to the Second Lien Commodities Purchase Facility Agreement; and
     (h) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (w) the merger or consolidation of any wholly owned Subsidiary into or with Tensar in a transaction in which Tensar is the surviving corporation, (x) the merger or consolidation of any wholly owned Subsidiary into or with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than Tensar or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is (A) a Tensar Party, the surviving entity of such transaction shall be a Tensar Party and (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary), (y) Permitted Acquisitions by Tensar or any of its Subsidiaries (otherwise permitted by Section 1.04(h) of this Schedule 4), and (z) the sale, lease, sub-lease, license, sub-license or other disposition of any part of its business, assets or property (except any Equity Interests of Tensar) so long as (i) such Asset Sale is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Financing Obligations of Tensar any of its Subsidiaries), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased, licensed or disposed of and (iii) the fair market value of all assets sold, transferred, leased, licensed or disposed of pursuant to this clause (z) shall not exceed $40,000,000 in the aggregate.
     SECTION 1.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to
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any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any wholly-owned Subsidiary may declare and pay dividends or make other distributions to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, Tensar may, or may make distributions to Holdings, and Holdings may make distributions to Tensar Holdings so that Tensar Holdings may, repurchase its Equity Interests owned by employees of Tensar Holdings or the Subsidiaries or make payments to employees of Tensar Holdings or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $2,000,000 in any fiscal year and (iii) Tensar may make Restricted Payments to Holdings and Holdings may make Restricted Payments to Tensar Holdings (x) in an amount not to exceed, when taken together with the aggregate amount of all loans or advances made pursuant to Section 1.04(1) of this Schedule 4 for such purpose, $350,000 in any fiscal year to the extent necessary to pay general corporate and overhead expenses incurred by Tensar Holdings in the ordinary course of business and (y) in an amount necessary to pay the Tax liabilities of Tensar Holdings directly attributable to (or arising as a result of) the operations of Tensar and its Subsidiaries; provided that (A) the amount of such dividends pursuant to clause (iii)(y) shall not exceed the amount that Tensar and its Subsidiaries would be required to pay in respect of Federal, State and local Taxes were Tensar and its Subsidiaries to pay such Taxes as stand-alone taxpayers and (B) all Restricted Payments made to Tensar Holdings pursuant to clause (iii) shall be used by Tensar Holdings for the purpose specified herein within 20 days of the receipt thereof.
     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Tensar Holdings, Tensar or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Tensar or any other Subsidiary or to Guarantee Financing Obligations of Tensar or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Lease/Purchase Facilities Documents or Second Lien Commodities Purchase Facility Documents, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary that is not a Tensar Party by the terms of any Financing Obligations of such Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Financing Obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Financing Obligations, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by the Related Financing Documents; as in effect on the date hereof, and (F) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.
     SECTION 1.07. Transactions with Affiliates. Except for transactions by or among Tensar Parties and except as set forth on Annex 7 to this Schedule 4, sell or transfer any property
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or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) Tensar and any of its Subsidiaries may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Tensar or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) Restricted Payments may be made to the extent provided in Section 1.06 of this Section 4 and (c) if no Default or Event of Default has occurred and is continuing, Tensar may pay to the Sponsor or its Affiliates (i) an annual management fee in an amount not to exceed $1,000,000 per year and (ii) deferred merger and acquisition fees earned in connection with the Acquisition, in an amount not to exceed $5,775,000 in the aggregate.
     SECTION 1.08. Business of Tensar Holdings, Holdings, Tensar and Subsidiaries; Limitation on Hedging Agreements. (a) (i) With respect to Tensar Holdings, engage in any business activities or have any assets or liabilities other than (A) its ownership of the Equity Interests in Holdings, liabilities incidental thereto, including its liabilities pursuant to the Lease/Purchase Facilities Documents, the Second Lien Commodities Purchase Facility Documents and liabilities under the Tensar Holdings Commodities Purchase Facility Documents and (B) advances made to employees of Holdings or its Subsidiaries to enable them to participate in the Restricted Stock Purchase Program, provided that Tensar Holdings may also issue or sell shares of its Equity Interests for cash so long as (x) the proceeds thereof are applied in prepayment in accordance with this Agreement, and (y) no Change in Control occurs after giving effect thereto, and (ii) with respect to Holdings, engage in any business activities, other than the business conducted by it as of the date hereof, or have any assets or liabilities other than its ownership of the Equity Interest in Tensar and liabilities incidental thereto, including its liabilities pursuant to the Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents and liabilities consisting of administrative expenses of Tensar and its Subsidiaries.
     (b) With respect to Tensar and its Subsidiaries, engage at any time in any business or business activity other than the business conducted by it as of the date hereof and business activities reasonably incidental thereto. Except as permitted under this Agreement, no Tensar Party shall (i) make any changes in any of its business objective, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described in Annex 8 to this Schedule 4 (other than as permitted or contemplated by Section 1.08(a)(i) of this Schedule 4) including the issuance or sale of any shares of Equity Interests, warrants or other securities convertible into Equity Interests or any revision of the terms of its outstanding Equity Interests; or (iii) amend its charter or bylaws in a manner that would adversely affect TCO or such Tensar Party’s duty or ability to pay the Obligations.
     (c) Enter into any Hedging Agreement other than (a) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which Tensar or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities or (b) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculative purposes.
Schedule 4, Negative Covenants

8

     SECTION 1.09. Other Financing Obligations and Agreements; Amendments to Acquisition Documentation. (a) (i) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Obligations of (other than any of the Lease/Purchase Facilities Documents or the Second Lien Commodities Purchase Documents) Tensar Holdings, Tensar or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Financing Obligations in a manner adverse to Tensar Holdings, Tensar, any of the Subsidiaries, TCO or the Agent or (ii) permit any waiver, supplement, modification, amendment, termination or release of any Second Lien Commodities Purchase Document except in accordance with the Intercreditor Agreement or any of Tensar Holdings Commodities Purchase Facility Document except in accordance with the Tensar Holdings Subordination Agreement.
     (b) (i) Make any distribution, payment or prepayment whether in cash, property, securities or a combination thereof, in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Financing Obligations (other than any Financing Obligations under the Lease/Purchase Facilities Documents, the Second Lien Commodities Purchase Facility Documents or the Commodities Purchase Facility Documents), except (A) regular scheduled payments thereunder as and when due (to the extent not prohibited by applicable subordination provisions), (B) refinancings of Financing Obligations permitted by Section 1.01 of this Schedule 4, (C) the payment of secured Financing Obligations that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Financing Obligations, or (D) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the payment of intercompany Financing Obligations or (ii) pay in cash any amount in respect of any Financing Obligations or preferred Equity Interests (including any obligations with respect to the Tensar Holdings Commodities Purchase Facility) that may at the obligor’s option be paid in kind or in other securities.
     (c) (i) Permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce in a commercially reasonable manner the terms and conditions of, any of the indemnities and licenses furnished to Tensar Holdings, Tensar or the Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Tensar Parties with respect thereto or (ii) otherwise permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce in a commercially reasonable manner the terms and conditions of, any of the Acquisition Documentation except to the extent that such waiver, supplement, modification, amendment, termination or release or failure to enforce could not reasonably be expected to have a Material Adverse Effect.
     SECTION 1.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Tensar and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:
Schedule 4, Negative Covenants

9

Fiscal Year	Amount
2005	$5,000,000
2006	$20,000,000
2007	$5,000,000
2008 and each fiscal year thereafter until 2012	$5,000,000
The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2006, shall be increased (but not decreased) by 50% of (a) the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.
     SECTION 1.11. Financing Coverage Ratio. Permit the Financing Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below:

Fiscal Quarter Ended:	Ratio
December 31, 2005	1.50:1.00
March 31, 2006	1.50:1.00
June 30, 2006	1.50:1.00
September 30, 2006	1.50:1.00
December 31, 2006	1.75:1.00
March 31, 2007	1.75:1.00
June 30, 2007	1.75:1.00
September 30, 2007	1.75:1.00
December 31, 2007	2.00:1.00
March 31, 2008	2.00:1.00
June 30, 2008	2.00:1.00
September 30, 2008	2.00:1.00
December 31, 2008	2.25:1.00
March 31, 2009	2.25:1.00
June 30, 2009	2.25:1.00
September 30, 2009	2.25:1.00
December 31, 2009	2.50:1.00
March 31, 2010	2.50:1.00
June 30, 2010	2.50:1.00
September 30, 2010	2.50:1.00
December 31, 2010 and each fiscal quarter thereafter until 2012	3.00:1.00
Schedule 4, Negative Covenants

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     SECTION 1.12. Leverage Ratio. Permit the Leverage Ratio during any period set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarter Ended:	Ratio
December 31, 2005	6:75:1.00
March 31, 2006	6.75:1.00
June 30, 2006	6.75:1.00
September 30, 2006	6.50:1.00
December 31, 2006	6.25:1,00
March 31, 2007	6.25:1.00
June 30, 2007	5.75:1.00
September 30, 2007	5.50:1.00
December 31, 2007	5.25:1.00
March 31, 2008	5.25:1.00
June 30, 2008	5.25:1.00
September 30, 2008	5.25:1.00
December 31, 2008	4.75:1.00
March 31, 2009	4.75:1.00
June 30, 2009	4.75:1.00
September 30, 2009	4.75:1.00
December 31, 2009	4.25:1.00
March 31, 2010	4.25:1.00
June 30, 2010	4.25:1.00
September 30, 2010	4.25:1.00
December 31, 2010	3.75:1.00
March 31, 2011	3.75:1.00
June 30, 2011	3.75:1.00
September 30, 2011	3.75:1.00
December 31, 2011	3.25:1.00
March 31, 2012	3.25:1.00
June 30, 2012	3.25:1.00
September 30, 2012	3.25:1.00
December 31, 2012	2.75:1.00
     SECTION 1.13. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below:
Schedule 4, Negative Covenants

11

Fiscal Quarter Ended:	Ratio
December 31, 2005	1.25:1.00
March 31, 2006	1.25:1.00
June 30, 2006	1.25:1.00
September 30, 2006	1.25:1.00
December 31, 2006	1.25:1.00
March 31, 2007	1.25:1.00
June 30, 2007	1.25:1.00
September 30, 2007	1.25:1.00
December 31, 2007	1.35:1.00
March 31, 2008	1.35:1.00
June 30, 2008	1.35:1.00
September 30, 2008	1.35:1.00
December 31, 2008	1.40:1.00
March 31, 2009	1.40:1.00
June 30, 2009	1.40:1.00
September 30, 2009	1.40:1.00
December 31, 2009 and each fiscal quarter thereafter through 2012	1.50:1.00
     SECTION 1.14. First Lien Leverage Ratio. Permit the First Lien Leverage Ratio during any period set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarter Ended:	Ratio
December 31, 2005	4.50:1.00
March 31, 2006	4.50:1.00
June 30, 2006	4.50:1.00
September 30, 2006	4.50:1.00
December 31, 2006	4.00:1.00
March 31, 2007	4.00:1.00
June 30, 2007	3.75:1.00
September 30, 2007	3.50:1.00
December 31, 2007	3.25:1.00
March 31, 2008	3.25:1.00
Schedule 4, Negative Covenants

12

Fiscal Quarter Ended:	Ratio
June 30, 2008	3.00:1.00
September 30, 2008	3.00:1.00
December 31, 2008	2.75:1.00
March 31, 2009	2.75:1.00
June 30, 2009	2.75:1.00
September 30, 2009	2.75:1.00
December 31, 2009	2.50:1.00
March 31, 2010	2.50:1.00
June 30, 2010	2.50:1.00
September 30, 2010	2.50:1.00
December 31, 2010	2.25:1.00
March 31, 2011	2.25:1.00
June 30, 2011	2.25:1.00
September 30, 2011	2.25:1.00
December 31 ,2011	2.00:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	2.00:1.00
December 31, 2012	1.75:1.00
     SECTION 1.15. Fiscal Year. With respect to Tensar Holdings or Tensar, change its fiscal year-end to a date other than December 31.
     SECTION 1.16. Limitation on Accounting Changes. Make or permit any material change in accounting policies or reporting practices without advising TCO, unless such changes are required by GAAP or applicable law; provided, that (a) compliance with the covenants set forth on this Schedule 4 shall be determined on the basis of GAAP without giving effect to the relevant change and (b) in connection with any such change Tensar Holdings will provide TCO with guidance regarding how to reconcile financial statements prepared after the implementation of such material change with financial statements provided to TCO and prepared before the implementation of such material change.
     SECTION 1.17. Leases. No Tensar Party shall enter into any operating leases after the Effective Date for equipment or real property if the aggregate of all such operating lease payments payable in any year for all Tensar Parties on a consolidated basis would exceed the sum of (i) $1,000,000 and (ii) the aggregate of lease payments for the leases set forth in Annex 17 to this Schedule 4.
Schedule 4, Negative Covenants

13

Execution Copy
Schedule 5
Events of Default
     Upon the occurrence of any of the following events (each, an “Event of Default”):
     (a) any representation or warranty made or deemed made in or in connection with any Second Lien Commodities Purchase Facility Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Second Lien Commodities Purchase Facility Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
     (b) default shall be made in the payment of any portion of Purchase Price when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment of any Agreed Profit or any other Obligations (other than an amount referred to in clause (b) above), when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
     (d) default shall be made in the due observance or performance by Tensar Holdings, Tensar or any Subsidiary of any covenant, condition or agreement contained in Sections 1.01 (a), 1.02, 1.05(a) and (e), 1.08 or 1.16 of Schedule 3 or in Schedule 4;
     (e) default shall be made in the due observance or performance by Tensar Holdings, Tensar or any Subsidiary of any covenant, condition or agreement contained in any Second Lien Commodities Purchase Facility Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which Tensar Holdings, Tensar or any Subsidiary has, or should have had, knowledge thereof and (ii) the date of which TCO or the Agent notifies Tensar Holdings or Tensar of any such default;
     (f) (i) Either Tensar Holdings, Tensar or any Subsidiary shall (i) fail to pay any amount or profit or rent due with respect thereto, regardless of amount, due in respect of any Material Obligation, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Obligation becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligation or any trustee or agent on its or their behalf to cause any Material Obligation to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to any secured Financing Obligations that become due as a result of the voluntary sale or transfer of the property or assets securing such Financing Obligations;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Tensar Holdings,
Schedule 5 Events of Default

Holdings, Tensar or any Material Subsidiary, or of a substantial part of the property or assets of Tensar Holdings, Holdings, Tensar or such Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tensar Holdings, Holdings, Tensar or any Material Subsidiary or for a substantial part of the property or assets of Tensar Holdings, Holdings, Tensar or such Material Subsidiary or (iii) the winding-up or liquidation of Tensar Holdings, Holdings, Tensar or any Material Subsidiary and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any of Tensar Holdings, Holdings, Tensar or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tensar Holdings, Holdings, Tensar or any Material Subsidiary or for a substantial part of the property or assets of Tensar Holdings, Holdings, Tensar or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its obligations as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or other judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect shall be rendered against Tensar Holdings, Tensar, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Tensar Holdings, Tensar or any Subsidiary to enforce any such judgment;
     (j) an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Tensar and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;
     (k) any Guarantee under the Guarantee and Collateral Agreement or otherwise constituting Obligations for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor or Tensar shall deny that it has any further liability under such Guarantee (other than as a result of the discharge of such Guarantor, or Tensar, as the case may be, in accordance with the terms of the Second Lien Commodities Purchase Facility Documents);
Schedule 5, Events of Default

2

     (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Tensar Party not to be, a valid, perfected and, with respect to TCO, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any material Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of TCO (or it lenders) to maintain possession of certificates representing Equity Interests pledged under the Guarantee and Collateral Agreement;
     (m) there shall have occurred a Change in Control;
     (n) a default under or breach of the Netlon License shall have occurred and be continuing that would permit the licensor to terminate the Netlon License; or
     (o) the Netlon License shall terminate for any reason, other than at maturity in accordance with its terms;
then, and in every such event (other than an event with respect to Tensar Holdings or Tensar described in clause (g) or (h) above), and at any time thereafter during the continuance of such event TCO or the Agent may declare its obligation to make the Second Lien Commodities Purchase Facility available to Tensar, or to enter into Transactions at the request of Tensar, to be terminated, whereupon the same shall immediately terminate; or may declare all Obligations payable by Tensar or Tensar Holdings under this Agreement, including, but not limited to, the Aggregate Murabaha Price, to be forthwith due and payable, whereupon all such Obligations shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Tensar and Tensar Holdings, anything contained herein or in any other Second Lien Commodities Purchase Facility Document to the contrary notwithstanding, and TCO and the Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to Tensar Holdings or Tensar described in clause (g) or (h) above, TCO’s obligation to make the Second Lien Commodities Purchase Facility available to Tensar, or to enter into Transactions at the request of Tensar, shall automatically terminate and all Obligations payable by Tensar or Tensar Holdings under this Agreement, including, but not limited to, the Aggregate Murabaha Price, and all other liabilities of Tensar and Tensar Holdings accrued hereunder and under any other Second Lien Commodities Purchase Facility Document shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Tensar Holdings and Tensar, anything contained herein or in any other Second Lien Commodities Purchase Facility Document to the contrary notwithstanding, and TCO and the Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.
Schedule 5, Events of Default

3

Execution Copy
Schedule 6
Miscellaneous Provisions
     1. Survival of Agreement. All covenants, agreements, representations and warranties made by Tensar Holdings and Tensar herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Second Lien Commodities Purchase Facility Document shall be considered to have been relied upon by TCO and the Agent and shall survive the consummation of the Transactions, regardless of any investigation made by TCO, the Agent or any other person and shall continue in full force and effect as long as any Murabaha Price or any other amount payable under this Agreement or any other Second Lien Commodities Purchase Facility Document is outstanding and unpaid. The provisions of Section 2 of this Schedule 6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the payment in full of the Acquisition Cost and the Rent, the invalidity or unenforceability of any term or provision of this Agreement or any other Second Lien Commodities Purchase Facility Document or any investigation made by or on behalf of TCO, the Agent or any other person.
     2. Expenses; Indemnity (a) Each of Tensar Holdings and Tensar agree, jointly and severally, to pay any and all out-of-pocket costs and expenses incurred or suffered by or imposed on TCO or the Agent in connection with the preparation and administration of this Agreement, the other Second Lien Commodities Purchase Facility Documents, and under the Asset Purchase Agreement or in connection with the maintenance, consummation, performance or fulfillment of TCO’s obligations hereunder, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred or suffered by or imposed on TCO or the Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the other Second Lien Commodities Purchase Facility Documents or in connection with the Transactions, including in each case the fees, disbursements and other charges of Patton Boggs LLP, counsel for the Agent, and in connection with any such enforcement or protection, the fees, disbursements and other charges of any counsel for TCO and the Agent.
     (b) Each of Tensar Holdings and Tensar agree, jointly and severally, to indemnify TCO, the Agent and each Related Party thereof (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees (including such legal fees and expenses incurred in connection with the enforcement of the Second Lien Commodities Purchase Facility Documents and any document or agreement directly or indirectly relating to the foregoing), disbursements and other charges, incurred or suffered by or imposed on or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Second Lien Commodities Purchase Facility Document or any agreement or instrument contemplated thereby, the performance, maintenance, consummation or fulfillment by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, including losses, claims, damages, liabilities and related costs and expenses incurred or suffered by or imposed on TCO, (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iii) any actual or
Schedule 6, Miscellaneous

alleged presence or Release of Hazardous Materials on any property owned or operated by Tensar Holdings, Tensar or any of the Subsidiaries, or any Environmental Liability related in any way to Tensar Holdings, Tensar or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee).
     (c) To the extent permitted by applicable law, neither of Tensar Holdings nor Tensar shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of the proceeds of the Asset Purchase Agreement or any financing therefor.
     (d) The provisions of this Section 2 to Schedule 6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions or the other transactions contemplated hereby, the payment in full of any and all Aggregate Murabaha Price, the invalidity or unenforceability of any term or provision of this Agreement or any other Second Lien Commodities Purchase Facility Document, or any investigation made by or on behalf of TCO, the Agent or any other person. All amounts due under this Section 2 to Schedule 6 shall be payable on written demand therefor.
     3. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECOND LIEN COMMODITIES PURCHASE FACILITY DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECOND LIEN COMMODITIES PURCHASE FACILITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3 OF SCHEDULE 6.
     4. Jurisdiction; Consent to Service of Process (a) Each of Tensar Holdings and Tensar hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Second Lien Commodities Purchase Facility Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any
Schedule 6, Miscellaneous

2

such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that TCO or the Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Second Lien Commodities Purchase Facility Documents against either Tensar Holdings or Tensar or their properties in the courts of any jurisdiction.
     (b) Each of Tensar Holdings and Tensar hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Second Lien Commodities Purchase Facility Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4 to this Schedule 6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Schedule 6, Miscellaneous

3

SCHEDULE 7
SUPPLEMENTAL PROFIT PROVISIONS
     “Purchase Price Amount” means, from time to time, the amount of the Purchase Price component of the Murabaha Price.
     “Supplemental Profit” means for any payment of Murabaha Price, the Purchase Price Amount multiplied by the Supplemental Profit Factor.
     “Supplemental Profit Factor” means: (i) during the 12-month period ending on October 31, 2006, 5%; (ii) during the 12-month period occurring after October 31, 2006 to and including October 31, 2007, 4%; (iii) during the 12-month period occurring after October 31, 2007 to and including October 31, 2008, 3%; (iv) during the 12-month period occurring after October 31, 2008 to and including October 31, 2009, 2%; (v) during the 12-month period occurring after October 31, 2009 to and including October 31, 2010, 1%; and (vi) during the period occurring after October 31, 2010, 0%.

EXHIBIT A
PURCHASE REQUEST
Date:

To:	TCO Funding Corp. Telefax:

From:	The Tensar Corporation, LLC Telefax:

Copy:	AIA Limited Telefax:

Copy:	Arcapita Investment Funding Limited Telefax:

Copy:	American Capital Financial Services, Inc. Telefax:

Re:	Murabaha Facility Agreement dated as of October 31, 2005
     We refer to the above-referenced agreement (the capitalized terms used in this notification having the meanings specified in such agreement) and hereby request that you purchase, for on-sale to us, the Metals specified below in accordance with the terms set forth below:

Purchase Terms

Our Reference:

Supplier:	[Richmond Commodities Limited]

Metals:

Purchase Price for TCO:

Murabaha Price to Tensar:	[Purchase Price plus Agreed Profit]

Transaction Date:

Value Date:

Transaction Payment Date:

     We hereby commit to purchase the Metals described above in accordance with the terms described above should you arrange the purchase of such Metals in accordance with such terms. The Transaction described above shall be subject to the terms of above-referenced agreement.

THE TENSAR CORPORATION, LLC

By
Name:
Title:

EXHIBIT B
PURCHASE CONFIRMATION
Date:

To:	The Tensar Corporation, LLC Telefax:

From:	TCO Funding Corp. Telefax:

Copy:	ALA Limited Telefax:

Copy:	Arcapita Investment Funding Limited Telefax:

Copy:	American. Capital Financial Services, Inc. Telefax:

Re:	Murabaha Facility Agreement dated as of October 31, 2005
     We refer to the above-referenced agreement (the capitalized terms used in this acceptance having the meanings specified in such agreement) and the Purchase Request, dated                     ,___, from you to us (“Purchase Request”), and hereby confirm that we have purchased for on-sale to you the Metals described in the Purchase Request on the terms specified therein, which terms are set forth below:

Purchase Terms

Our Reference:

Your Reference:

Supplier:	[Richmond Commodities Limited]

Metal:

Quantity:

Location:

Delivery:

Purchase Price for TCO:

Purchase Terms

Murabaha Price to

Tensar: Transaction Date:

Value Date: Transaction

Payment Date:
     The Transaction described above shall be subject to the terms of above-referenced agreement.

TCO FUNDING CORP.

By
Name:
Title:

EXHIBIT C
PURCHASE OFFER
Date:

To:	TCO Funding Corp. Telefax:

From:	The Tensar Corporation, LLC Telefax:

Copy:	AIA Limited Telefax:

Copy:	Arcapita Investment Funding Limited Telefax:

Copy:	American Capital Financial Services, Inc. Telefax:

Re:	Murabaha Facility Agreement dated as of October 31, 2005
     We refer to the above-referenced agreement (the capitalized terms used in this offer having the meanings specified in such agreement), the Purchase Request, dated                      , ___, and the Purchase Confirmation, dated                     ,___, from you to us, and hereby offer to purchase from you the Metals described in the Purchase Confirmation on the terms specified therein, which terms are set forth below:

Purchase Terms

Our Reference:

Your Reference:

Supplier:	[Richmond Commodities Limited]

Metal:

Quantity:

Location:

Delivery:

Purchase Price for TCO:

1

Purchase Terms

Murabaha Price to Tensar:

Transaction Date: Value

Date: Transaction Payment

Date:
     The Transaction described above shall be subject to the terms of above-referenced agreement.

THE TENSAR CORPORATION, LLC

By
Name:
Title:

EXHIBIT D
PURCHASE ACCEPTANCE
Date:

To:	The Tensar Corporation, LLC Telefax:

From:	TCO Funding Corp. Telefax:

Copy:	AIA Limited Telefax:

Copy:	Arcapita Investment Funding Limited Telefax:

Copy:	American Capital Financial Services, Inc. Telefax:

Re:	Murabaha Facility Agreement dated as of October 31, 2005
     We refer to the above-referenced agreement (the capitalized terms used in this acceptance having the meanings specified in such agreement), the Purchase Request, dated                    , ___, the Purchase Confirmation, dated                      ,___, and the Purchase Offer, dated                      , ___, from you to us. We hereby confirm that we have purchased the Metals described in the Purchase Offer, and hereby accept your offer to purchase from us such Metals on the terms specified in such Purchase Offer, which terms are set forth below:

Purchase Terms

Our Reference:

Your Reference:

Supplier:	[Richmond Commodities Limited]

Metal:

Quantity:

Location:

Delivery:

Purchase Price for TCO:

Murabaha Price to Tensar:

Transaction Date: Value Date:

Transaction Payment Date:
     The Transaction described above shall be subject to the terms of above-referenced agreement.

TCO FUNDING CORP.

By
Name:
Title: